WICKES INC., as Issuer

and

HSBC BANK USA, as Trustee

INDENTURE

Dated as of                     , 2003

$63,965,000

Senior Secured Notes Due 2005

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 11.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.07; 4.09; 11.02
(b)	4.09; 9.02
(c)(1)	11.04; 11.05
(c)(2)	11.04; 11.05
(c)(3)	11.04; 11.05
(d)	9.02; 9.03
(e)	9.02; 11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(c)	11.01

N.A. means Not Applicable

Note:This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

(continued)

(continued)

(continued)

v

(continued)

Page

Exhibit C — Form of Intercreditor Agreement	C-1
Exhibit D — Form of Mortgage	D-1
Exhibit E — Form of Security Agreement	E-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of , 2003, between Wickes Inc., a Delaware corporation (the “Company”), and HSBC Bank USA, a New York banking corporation and trust company, as Trustee (the “Trustee”).

          Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Senior Secured Notes due 2005, accruing interest at a rate of 11 5/8% per annum from the Issue Date (as hereinafter defined) through December 15, 2003 and at an interest rate of 18% per annum thereafter through the Maturity Date (as hereinafter defined):

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

          “Accounts Receivable Facility” means any facility pursuant to which any Accounts Receivable Subsidiary may borrow funds secured, directly or indirectly, by an interest in accounts receivable of the Company or any Subsidiary of the Company and which is designated as such by the Company in a notice to the Trustee; provided, however, that the aggregate amount of Indebtedness that may be outstanding under such facility shall not exceed an amount equal to 100% or be less than an amount equal to 40% of the principal amount of accounts receivable owned by such Accounts Receivable Subsidiary; and provided, further, that the net proceeds of any such financing shall be distributed to the Company immediately upon the receipt thereof by such Accounts Receivable Subsidiary.

          “Accounts Receivable Subsidiary” means a direct or indirect wholly-owned Subsidiary of the Company which has as its sole purpose the obtaining of financing secured directly or indirectly by an interest in accounts receivable, which Subsidiary is designated as such by the Company in a notice to the Trustee.

          “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries, or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

          “Affiliate” means a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, the Company or, as applicable, another Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          “Affiliate Transaction” has the meaning provided in Section 4.11.

          “Agent” means any Registrar, Paying Agent or co-Registrar.

          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

          “Additional Cash Interest” means the portion of the interest payable on the Notes, after December 15, 2003, that equals the amount of Excess Cash Flow, if any, for the Twelve Month Period ending immediately preceding the applicable Interest Payment Date up to but not exceeding an aggregate payment of 6 3/8% per annum, as further set forth in the Notes.

          “Asset Sale” means, other than a Real Estate Asset Sale, any direct or indirect sale, conveyance, transfer, Sale and Leaseback Transaction or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction, but excluding a pledge of assets or stock by the Company or any of its Subsidiaries) to any Person other than the Company or a wholly-owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company; or (ii) any other property or assets (excluding Accounts Receivable (as defined in the Revolving Loan as in effect on the Issue Date) and excluding “accounts,” as such term is defined in the UCC) of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of making a Net Proceeds Offer, Asset Sales shall not include a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $250,000.

          “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          “Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          “Board Resolution” means, with respect to any Person, a duly adopted resolution of the Board of Directors or other equivalent governing body of such Person.

          “Business Day” means a day that is not a Legal Holiday.

          “Capital Expenditures” means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries, excluding interest capitalized during construction.

          “Capitalized Lease Obligation” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock, of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          “Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation or Moody’s Investors Services, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Services, Inc.; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          “Change of Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than pursuant to a transaction the sole purpose and effect of which is to change the Company’s jurisdiction of incorporation to another state within the United States; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or (iii) the acquisition in one or more transactions of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any Person or Group (other than Riverside Group, Inc., its Affiliates, J. Steven Wilson, Stone Investments, Inc. or Imagine Investments, Inc. (collectively, the “Permitted Holders”)) of any securities of the Company such that, as a result of such acquisition, such Person or Group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the Company’s then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors or other equivalent governing body thereof, unless at such times any Permitted Holder beneficially owns an amount of voting securities greater than the amount so held by such Person or Group.

          “Change of Control Date” has the meaning provided in Section 4.14.

          “Change of Control Offer” has the meaning provided in Section 4.14.

          “Change of Control Payment Date” has the meaning provided in Section 4.14.

          “Clearstream” means Clearstream Banking, S.A.

          “Collateral” means all of the Company’s owned real estate, machinery and equipment, which is subject to a Lien in favor of the Securityholders that is contractually junior only to the Senior Liens.

          “Collateral Agent” means the Trustee, in its capacity as collateral agent under this Indenture, and its successors in such capacity.

          “Collateral Documents” means the Security Agreement, the Mortgage, the UCC-1s, the Intercreditor Agreement, together with all related filings, assignments and instruments, as such agreements, filings, assignments and instruments may from time to time be amended, supplemented or otherwise modified in accordance with the terms of this Indenture and such other agreements.

          “Commodity Agreements” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

          “Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          “Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period, Consolidated Interest Expense, amortization expense and depreciation expense and (b) other non-cash items other than non-cash interest expense reducing Consolidated Net Income less (iii) other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

          “Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP.

          “Consolidated Net Income” of the Company means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from asset sales or abandonments or reserves relating thereto and any related tax effects and (b) items classified as extraordinary or nonrecurring gains and losses as permitted under GAAP, and the related tax effects according to GAAP.

          “Consolidated Net Worth” of a Person at any date means the amount by which the assets of such Person and its consolidated Subsidiaries exceed the total liabilities of such Person and its consolidated Subsidiaries determined in accordance with GAAP.

          “Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 13, 2000 among the Company, the financial institutions party thereto in their capacities as lenders thereunder and Fleet Retail Finance, Inc. as administrative agent, as amended to date and from time to time hereafter and any agreement or any subsequent agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

          “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          “Discharged” has the meaning provided in Section 8.01.

          “Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

          “Event of Default” has the meaning provided in Section 6.01.

          “Excess Cash Flow” means, for each Twelve Month Period, beginning with the Twelve Month Period ending December 27, 2003 and for each Twelve Month Period determined as of the end of each fiscal quarter thereafter, an amount equal to (a) Consolidated EBITDA of the Company for such Twelve Month Period minus (b) the sum of (without duplication) (i) the amount required to make the minimum cash interest payment on the Securities on the next succeeding Interest Payment Date as of which cash interest is to be paid based on Excess Cash Flow, (ii) the amount required to make any mandatory redemptions pursuant to Section 3.02 on the next succeeding Interest Payment Date, (iii) the amount of interest payments and principal payments on all other Indebtedness of the Company and its Subsidiaries during such Twelve Month Period, (iv) all accruals of taxes for such Twelve

Month Period, (v) Capital Expenditures made by the Company or any of its Subsidiaries during such Twelve Month Period, (vi) Ten Million Dollars ($10,000,000), and (vii) the amount of any payment of interest on the Securities which was made pursuant to Paragraph 1 of the Notes in excess of 11 5/8% per annum during such Twelve Month Period.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          “Existing Subordinated Notes” means the 11 5/8% Subordinated Notes due 2003 of the Company.

          “GAAP” means generally accepted accounting principles as in effect in the United States of America as of the date of this Indenture, and as later modified or supplemented.

          “Global Notes” means individually and collectively each global note in substantially the form of Exhibit A hereto bearing the Global Note Legend issued in accordance with Section 2.01 and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes issued in global form.

          “Global Note Legend” means the legend set forth in Section 2.06(d), which is required to be placed on all Global Notes issued under this Indenture.

          “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

          “Indebtedness” means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (vi) all Indebtedness of others guaranteed by such Person, (vii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (viii) Interest Swap Obligations, (ix) all Obligations of any other Person of the type referred to in clauses (i) through (viii) which are secured by any Lien on any property or asset of such first referred to Person, the amount of such Obligation being deemed to be the lesser of the value of such property or asset or the amount of the Obligation so secured.

          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          “Individual Mortgaged Property” means, individually, each parcel of real property of the Company subject to a Mortgage.

          “Individual Mortgaged Property Fair Market Value” means that appraised value for each Individual Mortgaged Property set forth in Exhibit B hereto and any Substitute Collateral that may be added to Exhibit B from time to time.

          “Intercreditor Agreement” that certain Lien Subordination Agreement executed by the Collateral Agent and the holder of Senior Liens substantially in the form of Exhibit C hereto and any amendment thereto or replacement thereof entered into in accordance with the terms hereunder.

          “Interest Payment Date” means the stated maturity of an installment of interest on the Securities.

          “Interest Swap Obligations” means the net Obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          “Investment” means any transfer or delivery of cash, stock or other property of value in exchange for Indebtedness, stock or other security or ownership interest in any Person (other than the Company) by way of loan, advance, capital contribution or otherwise. The amount of any non-cash Investment (other than a Permitted Investment) shall be the fair market value of such Investment, as determined in good faith by management of the Company unless the fair market value of such Investment exceeds $1 million, in which case the fair market value shall be determined in good faith by the Board of Directors or other equivalent governing body of the Company at the time such Investment is made.

          “Issue Date” means the date of original issuance of the Securities.

          “Legal Holiday” has the meaning provided in Section 11.07.

          “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof or any agreement to give any security interest).

          “Maturity Date” means July 29, 2005.

          “Mortgage” or “Mortgages” means (i) the mortgages or deed(s) of trust between the Company and the Mortgage Trustee or the Trustee substantially in the form of Exhibit D hereto; (ii) any agreements, instruments and documents executed or delivered pursuant to or in connection with such mortgages or deed(s) of trust (including any participation agreement signed by the Trustee); and (iii) any indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the mortgage or deed of trust under clause (i), (ii) or (iii) hereof, whether or not with the same agent, trustee, representative, lenders or holders, regardless of whether the mortgage or deed of trust or any portion thereof was outstanding or in effect at the time of such restatement, renewal, extension, restructuring, supplement or modification. Without limiting the generality of the foregoing, the term “Mortgages” shall include any deed of trust, and amendment, restatement, renewal, extension, restructuring, supplement or modification to any mortgage or deed of trust and all refundings, refinancings and replacements of any mortgage or deed of trust, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, provided that the addition or deletion of such borrower or guarantor would not be prohibited by this Indenture, (iii) increasing the amount for Indebtedness incurred thereunder or available to be borrowed thereunder, provided such increase is permitted to be incurred under this Indenture or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by this Indenture.

          “Mortgage Trustee” means the party named as such in the Mortgages until a successor replaces it.

          “Net Cash Proceeds” means, with respect to any Asset Sale or Real Estate Asset Sale, as applicable, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, received by the Company or any of its Subsidiaries from such Asset Sale or Real Estate Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale or Real Estate Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements), and (c) in connection with an Asset Sale, repayment of Indebtedness that is required by the terms thereof to be repaid in connection with such Asset Sale, and (d) in connection with a Real Estate Asset Sale, repayment of Indebtedness secured by any Senior Liens that is required by the terms thereof to be repaid in connection with such Real Estate Asset Sale.

          “Net Proceeds Offer” has the meaning provided in Section 4.15.

          “Note” or “Notes” shall mean one or more of the Securities issued in either global or registered form.

          “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          “Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers’ Certificate.

          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

          “Paying Agent” has the meaning provided in Section 2.03.

          “Permitted Indebtedness” means, without duplication, (i) the Securities; (ii) Indebtedness of the Company incurred pursuant to the Revolving Loan and other Indebtedness in an amount outstanding at the time of incurrence not to exceed the sum of 95% of the net book value of the Company’s and its Subsidiaries’ accounts receivables and 75% of their inventory; (iii) Indebtedness outstanding on the date on which the Securities are issued, including, without limitation, the Existing Subordinated Notes; (iv) Indebtedness of the Company incurred to acquire vehicles or equipment used in the ordinary course of business of the Company; (v) Commodity Agreements and Interest Swap Obligations; provided that such Interest Swap Obligations are entered into in relation to interest on its Indebtedness; (vi) additional Indebtedness of the Company not to exceed $10 million outstanding at any time; (vii) Refinancing Indebtedness; (viii) Acquired Indebtedness to the extent that the Company could have incurred such Indebtedness in accordance with Section 4.12 hereof; (ix) Indebtedness of a Subsidiary of the Company to the Company as a result of a transaction permitted by clauses (ii) and (iv) of the definition of Permitted Investments; (x) Indebtedness of an Accounts Receivable Subsidiary incurred pursuant to an Accounts Receivable Facility; and (xi) Indebtedness of the Company incurred pursuant to the Term Loan;

          “Permitted Investments” means (i) Investments by the Company to acquire the stock or assets of any Person (or Indebtedness of such Person acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company but not incurred in connection with, or anticipation or contemplation of, such transaction) engaged in a business related to the principal business of the Company as conducted on the Issue Date, (ii) Investments by the Company of cash, inventory or equipment in the ordinary course of business in a wholly-owned Subsidiary of the Company (other than an Accounts Receivable Subsidiary), (iii) Investments received by the Company or its Subsidiaries as consideration for an Asset Sale in compliance with Section 4.15 or a Real Estate Asset Sale in compliance with

Section 4.16, (iv) Investments in an Accounts Receivable Subsidiary consisting solely of (A) accounts receivable of the Company and its Subsidiaries and (B) cash to meet routine organization and administration expenses of such Accounts Receivable Subsidiary or (v) cash and Cash Equivalents.

          “Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, unincorporated organization, trust, or joint venture, or a governmental agency or political subdivision thereof.

          “Plan of Liquidation” means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the net proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          “principal” of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium payment, if any, attributable to such Indebtedness.

          “Proceeds Purchase Date” has the meaning provided in Section 4.15(b)(2).

          “Productive Assets” means assets of a kind used or useable in the business of the Company and its Subsidiaries conducted on the Issue Date.

          “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

          “Real Estate Asset Sale” means any direct or indirect sale, conveyance, transfer, Sale and Leaseback Transaction or other transfer for value consummated on or after the Issue Date by the Company to any Person other than the Company or a wholly-owned Subsidiary of the Company of any real property owned by the Company, which is subject to a Mortgage, but shall not include any sale, conveyance, transfer, Sale and Leaseback Transaction or other transfer permitted by Article Five.

          “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

          “Redemption Price” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

          “Refinancing Indebtedness” means any refinancing by the Company of Indebtedness of the Company and its Subsidiaries initially incurred in accordance with this Indenture (other than pursuant to clauses (ii), (iv), (vi) or (xi) of the definition of Permitted

Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person or (ii) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced.

          “Registrar” has the meaning provided in Section 2.03.

          “Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

          “Release Proceeds” means an amount in cash equal to twenty percent (20%) of the Individual Mortgaged Property Fair Market Value applicable to such Individual Mortgaged Property, less the aggregate amount of funds received by the Holders in redemption of their Securities pursuant to Section 3.01 to the extent not previously deducted pursuant to this provision.

          “Restricted Payment” has the meaning provided in Section 4.03.

          “Revolving Debt” has the meaning provided in Section 4.15.

          “Revolving Loan” means any loan pursuant to the revolving loan provisions of the Credit Agreement.

          “Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by said Person on the security of such property.

          “SEC” means the Securities and Exchange Commission.

          “Securities” means the Company’s Senior Secured Notes due 2005, accruing interest at a rate of 11 5/8% per annum from the Issue Date through December 15, 2003 and at an interest rate of 18% per annum thereafter through the Maturity Date, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture. Securities may be issued in the form of Global Notes and/or Registered Notes.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          “Security Agreement” means that certain Junior Security Agreement executed by the Company, to encumber machinery and equipment of the Company in favor of the Collateral Agent, substantially in the form of Exhibit E hereto.

          “Senior Liens” mean the Liens securing Permitted Indebtedness under clauses (ii) and (xi) of the definition of “Permitted Indebtedness,” including, but not limited to, the following obligations, whether outstanding on the Issue Date or thereafter incurred: all Indebtedness and other monetary obligations of the Company or any Subsidiary of the Company under or in respect of the Revolving Loan or the Term Loan, whether for principal, interest, fees, expenses, indemnification or otherwise; provided, however, (i) the principal amount of the Indebtedness secured by such Liens on the real property owned by the Company outstanding at any one time shall not exceed the sum of $17,080,000 and 50% of the face amount of the Existing Subordinated Notes issued and outstanding on the Issue Date; (ii) notwithstanding the amount of the Indebtedness permitted to be secured by Senior Liens pursuant to clause (i) above, the amount of the Indebtedness secured by Liens on such real property may include Indebtedness under clause (ii) of the definition of “Permitted Indebtedness,” if such Indebtedness under such clause (ii), (a) is under the same credit facility that provides the Term Loan secured by the real property of the Company, (b) is cross-collateralized by the real property securing the Term Loan, and (c) does not permit an amount outstanding at any one time thereunder to exceed the amounts permitted to be outstanding at any one time under clause (ii) of the definition of “Permitted Indebtedness”; and (iii) the amount of the Indebtedness permitted to be secured by Senior Liens pursuant to clause (i) above shall be reduced by the greater of (x) the amount of the Net Cash Proceeds from a Real Estate Asset Sale which are applied to repay Indebtedness secured by Senior Liens and (y) eighty percent (80%) of the Individual Mortgaged Property Fair Market Value of the Individual Mortgaged Property subject to such Real Estate Asset Sale. From and after the date hereof, the aggregate amount of proceeds of the Company’s owned real property that may be received by the holders of Senior Liens in priority to the holders of Securities will equal the amount described in clause (i) above.

          “Subsidiary”, with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          “Substitute Collateral” means real property used in the Company’s business and substantially similar to the real property subject to Mortgages as of the date of this Indenture and that has (i) an appraised value that is equal to or greater than the value of the Collateral that it is replacing or (ii) an appraised value not subject to a Senior Lien which is at least equal to the shortfall in the amount of the Release Proceeds from the sale of the Collateral that is being replaced; provided, however, that such appraisal shall be conducted by an independent third party appraiser appointed by the Company that has at least ten (10) years experience appraising real estate in the relevant jurisdiction. Such appraiser shall assume, among other things, a marketing time of not greater than six (6) months.

          “Term Loan” means any loan (other than the Revolving Loan) under the Credit Agreement and any other Indebtedness of the Company which is secured by, among other things, a Lien on any real property owned by the Company or any of its Subsidiaries, as may be entered into, amended from time to time, and any agreement or any subsequent agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 10.03.

          “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          “Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor.

          “Twelve Month Period” means each four-fiscal-quarter period of the Company.

          “UCC” means the Uniform Commercial Code of New York, as amended.

          “UCC-1s” means those UCC financing statements and fixture filings filed by the Company in connection with any of the Collateral Documents.

          “U.S. Government Obligations” has the meaning provided in Section 8.01.

          “U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          “wholly-owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities which normally have the right to vote in the election of directors are owned by such Person or any wholly-owned Subsidiary of such Person.

SECTION 1.02. Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          “Commission” means the SEC.

          “indenture securities” means the Securities.

          “indenture security holder” means a Holder or a Securityholder.

          “indenture to be qualified” means this Indenture.

          “indenture trustee” or “institutional trustee” means the Trustee.

          “obligor” on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. Rules of Construction.

          Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular; and

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Form and Dating.

          The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $63,965,000 upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $63,965,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable in global or registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), where (a) Securities may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Securities may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional paying agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

          (a)  General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Registered Notes upon the Company’s order or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Registered Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and (iii) between a record date and the next succeeding interest payment date.

(iv) All Global Notes and Registered Notes issued upon any registration of transfer or exchange of Global Notes or Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Registered Notes surrendered upon such registration of transfer or exchange.

(v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Registered Notes in accordance with the provisions of Section 2.02 hereof.

(vii) All certifications and certificates required to be submitted to the Registrar, the Company and the Trustee pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          (b)  Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Registered Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as depositary for the Restricted Global Notes and the Company thereupon fails to appoint a successor Depositary, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes should be exchanged for Registered Notes and delivers a written notice to such effect to the Trustee, or (iii) there has occurred and is continuing a Default or Event of Default. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Registered Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in Sections 2.06, 2.07, 2.10 and 10.05 hereof, although beneficial interests in a Global Note may be transferred and exchanged as provided in this Section 2.06.

          (c)  Transfer and Exchange Involving Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the

Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(c)(i).

(ii) Transfers and Exchanges of Beneficial Interests in Different Global Notes. In connection with all transfers and exchanges of beneficial interests in different Global Notes, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s).

(iii) Transfer and Exchange of Beneficial Interests in Global Notes to Registered Notes. In addition to the foregoing procedures, Global Notes and beneficial interests therein shall be exchangeable for Registered Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Registered Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In all cases, Registered Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Registered Note in the appropriate principal amount. Any Registered Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Registered Notes to the Persons in whose names such Notes are so registered.

(iv) Transfer and Exchange of Registered Notes to Beneficial Interests in Global Notes. A Holder of a Registered Note may exchange such Note for a beneficial interest in a Global Note or transfer such Registered Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or to register such a transfer, the Trustee shall cancel the applicable Registered Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or registration of transfer from a Registered Note to a beneficial interest in a Global Note is effected at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Registered Notes so transferred.

          (d)  Transfer and Exchange of Registered Notes for Registered Notes. Upon request by a Holder of Registered Notes, the Registrar shall register the transfer or exchange of Registered Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

          (e)  Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR

REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

          (f)  Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 2.07. Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security; provided, however, that such a Security held by the Company shall not be entitled to benefit from the Collateral secured under the Collateral Documents.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or notice, Securities owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10. Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the written direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

          The Company in issuing the Securities may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14. Deposit of Moneys.

          Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

ARTICLE THREE

REDEMPTION AND AMORTIZATION

SECTION 3.01. Optional Redemption; Notices to Trustee.

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company’s expense) at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the

Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Mandatory Amortization.

          Notwithstanding anything contained herein, this Section 3.02 shall not apply to Asset Sales or Net Cash Proceeds therefrom. In the event and on each occasion that any Net Cash Proceeds are received from any Real Estate Asset Sale by or on behalf of the Company, on the next succeeding Interest Payment Date, the Company shall prepay the principal of the Securities in an amount equal to the aggregate amount of such Net Cash Proceeds at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 of the Securities. None of such Net Cash Proceeds shall be applied towards accrued and unpaid interest on the Securities until all of the outstanding principal of the Securities has been paid. In connection with any mandatory amortization pursuant to this Section 3.02, the Company shall deliver to the Trustee a notice stating which portion of the funds delivered to the Trustee on the applicable Interest Payment Date constitutes a current or accrued interest payment and which portion will constitute amortization payments of principal to be made with Net Cash Proceeds pursuant to this Section 3.02. On the first Interest Payment Date after the date hereof, the Company shall prepay the principal of the Securities in an amount equal to $4,980,000, which shall be applied at the then effective optional redemption price thereof, as set forth in Paragraph 5 of the Securities.

SECTION 3.03. Selection of Securities To Be Redeemed.

          If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04. Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Securities are to be redeemed, with a copy to the Trustee. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the

Company’s expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

SECTION 3.05. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

SECTION 3.06. Deposit of Redemption Price.

          On or before 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.07. Securities Redeemed in Part.

          Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Securities.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. The Company shall deliver to the Trustee a notice on or prior to 45 days after the end of each fiscal quarter certifying as to the amount of the Excess Cash Flow, if any, of the Company for the immediately preceding Twelve Month Period and the amount of Additional Cash Interest to be paid on the next succeeding Interest Payment Date following the delivery of such notice.

          The Company shall pay, to the extent such payments are lawful, interest on any overdue principal and on any overdue installments of interest (without regard to any applicable grace periods) on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02. Maintenance of Office or Agency.

          The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

SECTION 4.03. Limitation on Restricted Payments.

          The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Capital Stock of the Company) on shares of the Company’s Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock for Capital Stock or warrants, rights or options to purchase Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a “Restricted Payment”) if, at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the ratio of Indebtedness to Consolidated Net Worth exceeds 6 to 1.

          Notwithstanding the foregoing, the provisions of this Section 4.03 shall not prohibit:

(1) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration;

(2) the acquisition of Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) either (i) solely in exchange for shares of Capital Stock, or warrants, options or rights to purchase Capital Stock, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Capital Stock or warrants, options or rights to purchase Capital Stock;

(3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for shares of Capital Stock or Indebtedness of the Company which is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Capital Stock, or warrants, rights or options to purchase Capital Stock or Indebtedness of the Company which is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced;

(4) the making of Investments in an aggregate amount not to exceed $10 million;

(5) the repurchase on or prior to the maturity date of the Existing Subordinated Notes; and

(6) the purchase for value of shares of Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) of the Company held by directors, officers or employees of the Company not to exceed $1,000,000 in any twelve-month period;

provided that in the case of clauses (2), (3), (4) and (6), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

          Prior to any Restricted Payment under the first paragraph of this Section 4.03, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the computation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers’ Certificate.

SECTION 4.04. Corporate Existence.

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors or other equivalent governing body of the Company or such Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Subsidiary.

SECTION 4.05. Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the reasonable and good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses.

SECTION 4.06. Maintenance of Properties and Insurance.

          (a)  The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the reasonable and good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses.

          (b)  The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance including public liability insurance, third party property damage insurance and casualty insurance, which may include appropriate self-insurance, under policies of insurance, with such insurance companies, in such amounts, and against such loss or damage that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner and comparable to the policies typically held by companies in similarly situated industries taking into account the jurisdictions where the Company’s property is located. All such liability policies are to name the Collateral Agent as an additional insured thereunder, and all casualty policies are to name the Collateral Agent as a loss payee thereunder, subject to rights of the holders of the Senior Liens, as the case may be.

SECTION 4.07. Compliance Certificate; Notice of Default.

          (a)  The Company shall deliver to the Trustee, within 120 days after the end of the Company’s fiscal year, an Officers’ Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b)  The annual financial statements delivered pursuant to Section 4.09 shall be accompanied by a written report of the Company’s independent accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c)  (i) If any Default or Event of Default has occurred and is continuing, (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Securities or (iii) if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary seeks to exercise any remedy with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action within five Business Days of it becoming aware of such occurrence.

SECTION 4.08. Compliance with Laws.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable laws, statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.09. SEC Reports; TIA Compliance.

          The Company shall file with the Trustee and provide to the Securityholders within 15 days after it files the same with the SEC copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with all applicable provisions of the TIA, including §§ 314(a) and (b).

SECTION 4.10. Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11. Limitation on Transactions with Affiliates.

          Neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a wholly-owned Subsidiary of the Company) (an “Affiliate Transaction”), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm’s length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $1,000,000 or more, such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of the Company and evidenced by a Board Resolution; provided, further, that for a transaction or series of related transactions involving value of $5,000,000 or more, the Board of Directors of the Company shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm’s length basis from a Person that is not an Affiliate. The foregoing restrictions shall not apply to reasonable and customary directors’ fees, indemnification and similar arrangements and payments thereunder.

SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

          Neither the Company nor any Subsidiary will, directly or indirectly, create, incur, assume, guarantee, acquire or become liable, contingently or otherwise, or otherwise become responsible for (collectively “incur”) any Indebtedness (other than Permitted Indebtedness). Notwithstanding the foregoing provisions, the Company may incur Indebtedness if on the date of the incurrence of such Indebtedness (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof and (ii) the ratio of Indebtedness to Consolidated Net Worth is less than 6 to 1.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries, or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law, (2) this Indenture, (3) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary, (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, (5) agreements existing on the Issue Date (including Indebtedness under clause (ii) of the definition of “Permitted Indebtedness” and the indenture relating to the Existing Subordinated Notes), (6) agreements relating to an Accounts Receivable Facility or

(7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such financing, replacement or substitution agreement are not less favorable to the Company in any material respect in the reasonable judgment of the Board of Directors than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

SECTION 4.14. Change of Control.

          (a)  In the event of a Change of Control, the Company shall be obligated to make an offer to repurchase all outstanding Securities pursuant to the offer described in paragraph (b) below (the “Change of Control Offer”) at a purchase price equal to the then effective optional redemption price thereof as set forth in Paragraph 5 of the Securities plus accrued interest, if any, as set forth in Paragraph 2 of the Securities to the date of repurchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness under clauses (ii) and (xi) of the definition of “Permitted Indebtedness” or offer to repay in full all such Indebtedness and to repay the Indebtedness owed to each bank which has accepted such offer, or (ii) obtain the requisite consents under any Indebtedness under clause (ii) of the definition of “Permitted Indebtedness” and any agreement evidencing the Term Loan, if necessary, to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described in this Section 4.14.

          (b)  Within 30 days following the occurrence of a Change of Control (the “Change of Control Date”), the Company shall send, by first class mail, a notice to each Holder of Securities as of the Change of Control Date, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities tendered and not withdrawn will be accepted for payment;

(2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(3) that any Security not tendered will continue to accrue interest;

(4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

          (c)  the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted, together with an Officers’ Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.15. Limitation on Asset Sales.

          (a)  Notwithstanding anything contained herein, this Section 4.15 shall not apply to Real Estate Asset Sales or Net Cash Proceeds therefrom. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale or a series of related Asset Sale involves consideration in excess of $500,000, by the Board of Directors, as evidenced by a Board Resolution), (ii) at least 85% of the consideration (other than Indebtedness assumed in such Asset Sale which is (A) Indebtedness that is non-recourse to the Company and its Subsidiaries after such Asset Sale or (B) subordinate or junior to the Securities, non-recourse to the Company and its Subsidiaries after such Asset Sale and assumed in accordance with Section 4.03 hereof) received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall commit, or cause such Subsidiary to commit, to apply the Net Cash Proceeds of such Asset Sale within 180 days of the receipt thereof, and shall apply, or cause such Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either (A) to repay any Permitted Indebtedness, as defined in clauses (ii) and (xi) of the definition thereof (and to the extent such Indebtedness relates to a revolving credit or similar facility (“Revolving Debt”) a corresponding reduction in the commitments thereunder; provided, however, that (i) up to an aggregate of $20 million of Net Cash Proceeds of Asset Sales may be applied to the repayment of Revolving Debt without a corresponding reduction in the commitments thereunder, (B) to reinvest in Productive Assets, or (C) to purchase Securities tendered to the Company for purchase at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 of the Securities, plus accrued interest thereon to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a “Net Proceeds Offer”); provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with clause (iii) above; and provided, further, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied equals or exceeds $5.0 million.

          (b)  Subject to the deferral right in the final proviso of paragraph (a), each notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 180 days after the relevant Asset Sale to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

(1) that the Net Proceeds Offer is being made pursuant to Section 4.15 and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

(2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the “Proceeds Purchase Date”);

(3) that any Security not tendered will continue to accrue interest;

(4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

(5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

(7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

          On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted, together with an Officers’ Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Net Proceeds Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

SECTION 4.16. Real Estate Asset Sales; Payment of Proceeds.

          (a)  The Company shall not, and shall not permit any of its Subsidiaries to, undertake any Real Estate Asset Sale; unless each of the following conditions is satisfied:

(1) after giving effect to the release of the Individual Mortgaged Property either (i) the Collateral Agent shall receive the Release Proceeds, or (ii) the real property the subject of such Real Estate Asset Sale is replaced with Substitute Collateral;

(2) the Company submits to the Collateral Agent, a release of the applicable Mortgage and related Collateral Documents for execution by the Collateral Agent. Such release shall be in a form customary and appropriate for the jurisdiction in which the Individual Mortgaged Property being released is located; and

(3) the Company also complies with Section 9.03.

          (b)  In the event the Collateral Agent receives any Net Cash Proceeds in connection with a Real Estate Asset Sale, upon receipt thereof, such Net Cash Proceeds shall be treated as a mandatory prepayment of principal in accordance with Section 3.02 hereof.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc.

          (a)  The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a Plan of Liquidation, unless:

(1) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such surviving or transferee Person shall expressly assume all the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person (A) has a

Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, less any amounts then permitted to be paid as a Restricted Payment pursuant to Section 4.03 and (B) is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

(3) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default shall have occurred and be continuing; and

(4) the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving or transferee Person agrees to be bound thereby, and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

          (b)  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02. Successor Corporation Substituted.

          Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor Person assumes all of the obligations of the Company hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

          An “Event of Default” occurs if:

(1) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days; or

(2) the Company defaults in the payment of the principal amount of any Securities when the same becomes due and payable, at maturity, upon redemption or otherwise; or

(3) the Company fails to observe or perform any other covenant or agreement contained in the Securities, this Indenture or any Collateral Document and the Default continues for a period of 30 days after written notice thereof specifying such Default has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

(4) there shall be a failure to pay at the stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company of notice of any such acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated maturity or which has been accelerated, aggregates $5,000,000 or more at any time; or

(5) one or more judgments in an aggregate amount in excess of $5,000,000 (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

(6) the Company or any Subsidiary (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing; or

(7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Subsidiary, (B) appoint a Custodian of the Company or any Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

SECTION 6.02. Acceleration.

          If an Event of Default (other than an Event of Default specified in Section 6.01(6) or 6.01(7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest thereon to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 6.01(6) or 6.01(7) occurs with respect to the Company, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of such principal amount and interest all of the Company’s obligations under the Securities and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the non-payment of the principal and interest on the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Sections 6.01(6) and 6.01(7), the Trustee shall have received an Officers’ Certificate from the Company and an Opinion of Counsel to the Company that such Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

          Subject to Sections 6.02, 6.07 and 10.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01.

SECTION 6.05. Control by Majority.

          The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee notice of a continuing Event of Default;

(2) Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

(4) the Trustee either (i) gives the Holders notice it will not comply with such request or (ii) does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

(5) during such 45-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 6.09 and 7.07;

Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

Third: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Fourth: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a suit by a Holder pursuant to Section 6.07.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

          (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth in this Indenture, the TIA and the Collateral Documents and no covenants or obligations shall be implied in this Indenture, the TIA or the Collateral Documents against or that are adverse to the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Collateral Documents.

          (c)  Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05.

          (d)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e)  Every provision of this Indenture or any Collateral Document that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f)  The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02. Rights of Trustee.

          Subject to Section 7.01:

(a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate from the Company or an Opinion of Counsel to the Company, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities, unless either (i) a Trust Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder of the Securities.

(h) The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in any such Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

(i) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

SECTION 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture, any Collateral Document or the Securities, and it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture, any Collateral Document or the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including an accelerated payment, and other than in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The Trustee shall mail to the Securityholders a copy of any notice it receives from a Securityholder under Section 6.06, and of any notice the Trustee provides to any Securityholder under Section 6.06(4)(i).

SECTION 7.06. Reports by Trustee to Holders.

          Within 60 days after each May 15 of each year, beginning with May 15, 2003, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b) and 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA § 313(d).

SECTION 7.07. Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

          The Company shall indemnify the Trustee and its agents, employees, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company’s payment obligations in Section 6.09 and in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or 6.01(7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that in the event that such expenses and compensation fail to constitute expenses of administration under any Bankruptcy Law, the Trustee shall have a lien prior to the Securities in accordance with this Section 7.07.

          The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 7.08. Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(l) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(l) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(l) are met. The provisions of TIA § 310 shall apply to the Company, as obligor of the Securities.

SECTION 7.11. Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The provisions of TIA § 311 shall apply to the Company, as obligor on the Securities.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company’s Obligations.

          This Indenture shall cease to be of further effect (except that the Company’s obligations under Sections 7.07, 8.05 and 8.06 shall survive the effect of this Article Eight) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

          In addition, at the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities 90 days after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.05, 4.09 and 5.01 90 days after the applicable conditions set forth below have been satisfied:

(1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Legal Tender or U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments of interest or principal are due; provided that no deposits made pursuant to this Section 8.01 shall cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA; provided, further, that no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an “investment company” under the Investment Company Act of 1940.

(2) No Event of Default or Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

(3) The Company shall have delivered to the Trustee an Opinion of Counsel to the Company to the effect that (i) the funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (ii) after the 91st day following the deposit, the funds so deposited will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the funds except the following: (A) assuming such funds remained in the Trustee’s possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such funds if such funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any Section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B), (iii) all conditions precedent to the Discharge pursuant to this Section 8.01 have been complied with, together with an Officers’ Certificate to such effect;

(4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07 hereof; and

(5) No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the Revolving Loan) to which the Company or any of its subsidiaries is a party or by which it or its property is bound.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (i) of paragraph 3 above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of expense, of the Company.

          “Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of the Holders of Securities to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on such Securities when such payments are due, (ii) the Company’s obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

SECTION 8.02. Release of Collateral.

          When all amounts, including all principal and all accrued and unpaid interest on, the outstanding Securities has been paid or when all outstanding Securities have been delivered to the Company for cancellation or the Company otherwise has been Discharged with respect to its obligations with respect to the Securities pursuant to Sections 8.01 and 8.03, the Collateral shall be released pursuant to Sections 9.03 and 9.09.

SECTION 8.03. Acknowledgment of Discharge by Trustee.

          Subject to Section 8.06, after (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

          “U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 8.04. Application of Trust Money.

          The Trustee shall hold in trust, money, U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Legal Tender and U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and accrued and unpaid interest on the Securities.

SECTION 8.05. Repayment to the Company.

          The Trustee and the Paying Agent shall promptly pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mailed to each Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such money shall cease.

SECTION 8.06. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture, the Collateral Documents and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

COLLATERAL AND SECURITY

SECTION 9.01. Security.

          The due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities and performance of all other obligations of the Company under this Indenture and the Securities, according to the terms hereunder, shall be secured by the Collateral, as provided in the Collateral Documents which the Company and the applicable parties have entered into simultaneously with the execution of this Indenture for the benefit of the Trustee and the Holders of Securities. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Collateral Agent copies of all documents executed pursuant to this Indenture and the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take any and all actions required by applicable law to cause the Collateral Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected priority Lien in and on all the Collateral in accordance with the terms of the Collateral Documents.

SECTION 9.02. Recording and Opinions.

          The Company will cause this Indenture, if necessary, the applicable Collateral Documents, including any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Lien securing the obligations under this Indenture, the Collateral Documents and the Securities pursuant to the Collateral Documents.

          The Company shall furnish to the Trustee:

          (a)  Promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States (a) stating that this Indenture, the Notes and the Collateral Documents and such instruments of further assurance or amendment, if any, are valid, binding and enforceable obligations of the Company and its Subsidiaries which are signatories to those agreements, subject to customary qualifications and exceptions reasonably acceptable to the Trustee, and (b) either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Indenture and Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, subject to customary assumptions and exclusions, as to such Indenture and Collateral Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders of the Notes and the Trustee hereunder and under the Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any Lien created under any of the Collateral Documents effective as intended by this Indenture and such Collateral Documents; and

          (b)  Within 30 days after February 1, in each year beginning with the year 2004, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the

Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

          (c)  The Company shall furnish to the Trustee the certificate or opinions, as the case may be, required by TIA Section 314(d), subject, however, to the last sentence of Section 9.03(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

SECTION 9.03. Release of Collateral.

          (a)  Subject to subsections (b), (c) and (d) of this Section 9.03, Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Company pursuant to an Officers’ Certificate certifying that all terms for release and conditions precedent hereunder and under the applicable Collateral Document have been met and specifying (A) the identity of the Collateral to be released and (B) the provision of this Indenture or the Intercreditor Agreement which authorizes such release. The Trustee shall release, and, if the Trustee is not also serving as the Collateral Agent and/or Mortgage Trustee, shall give any necessary consent, waiver or instruction to the Collateral Agent or the Mortgage Trustee, as the case may be, to release (at the sole cost and expense of the Company) (i) all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of; provided, such contribution, sale, lease, conveyance, transfer or other distribution is or will be in accordance with the provisions of this Indenture, including, without limitation, the requirement that the Net Cash Proceeds, if any, from such contribution, sale, lease, conveyance, transfer or other distribution are or will be applied in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Collateral which may be released with the consent of Holders pursuant to Article Ten hereof; (iii) any Collateral which is required to be released by the Intercreditor Agreement; (iv) all Collateral upon discharge or defeasance of this Indenture in accordance with Article Eight hereof; and (v) all Collateral upon the payment in full of all obligations of the Company with respect to the Securities. Upon receipt of such Officers’ Certificate, an Opinion of Counsel stating that all conditions precedent hereunder and under the applicable Collateral Documents for such release have been met and any other opinions or certificates required by this Indenture and the TIA, the Trustee, Mortgage Trustee or Collateral Agent, as applicable, shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Collateral Documents.

          (b)  No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificates required by this Section 9.03.

          (c)  The Trustee may release Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Collateral pursuant to the Trustee’s powers, rights and duties with respect to remedies provided under any of the Collateral Documents. In addition, the Trustee shall release Collateral from the Lien and security interest created by this Indenture and the Collateral Documents in accordance with and as required by the Intercreditor Agreement.

          (d)  The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent appraiser or other expert selected or approved by the Company in the exercise of reasonable care. Notwithstanding anything to the contrary hereunder, the Company shall not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

SECTION 9.04. Protection of the Collateral.

          Upon prior written notice to the Company, the Trustee, as Collateral Agent, shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under any of the Collateral Documents; and (ii) to enforce the obligations of the Company under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Collateral under the Collateral Documents and in the profits, rents, revenues and other income arising therefrom; including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders of Securities or the Trustee.

SECTION 9.05. Certificates of the Company.

          The Company shall furnish to the Trustee, as Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel pursuant to Section 11.04, which opinion shall be subject to customary assumptions and exclusions, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 9.06. Certificates of the Trustee.

          In the event that the Company wishes to release Collateral in accordance with this Indenture and the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 9.03 and 9.05 hereof, if the Trustee is not then serving as Mortgage Trustee, the Trustee shall determine whether it has received all documents required by TIA Section 314(d) and under the Collateral Documents in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 9.05(ii), shall deliver a certificate to the Mortgage Trustee setting forth such determination.

SECTION 9.07. Authorization of Actions to be Taken by the Trustee, as Collateral Agent, Under the Collateral Documents.

          Subject to the provisions of Sections 7.01 and 7.02 hereof, and the Collateral Documents, the Trustee, as Collateral Agent, may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Mortgage Trustee to take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. Subject to the Collateral Documents, the Trustee, as Collateral Agent, shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

SECTION 9.08. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

          Subject to the Security Agreement and the Mortgages and the provisions of the Intercreditor Agreement, upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the UCC or other applicable law, and the Trustee, as Collateral Agent, may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          Any collateral that is cash held by the Trustee, as Collateral Agent, and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (unless otherwise provided for in the Collateral Documents) in accordance with Section 6.10 hereof, or as the Holders of the Securities shall direct pursuant to Section 6.05 hereof. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations underlying this Indenture shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION 9.09. Termination of Security Interest.

          Upon the payment in full of all Obligations of the Company under this Indenture and the Securities, or upon the Company having otherwise been Discharged from its Obligations with respect to the Securities pursuant to Section 8.01, the Trustee shall, at the written request of the Company, if Trustee is not then serving as Collateral Agent or Mortgage Trustee, deliver a certificate to the Collateral Agent and the Mortgage Trustee stating that such Obligations have been paid in full or Discharged, and instruct the Collateral Agent or the Mortgage Trustee to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 9.10. Cooperation of Trustee.

          In the event the Company pledges or grants to the Trustee a security interest in additional Collateral, the Trustee shall cooperate with the Company in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such pledge shall be comparable to the provisions of the existing relevant Collateral Documents. Subject to, and in accordance with the requirements of this Article Nine and the terms of the Collateral Documents, in the event that the Company engages in any transaction pursuant to Section 9.03, the Trustee, subject to the provisions of Sections 9.03 and 9.05, shall cooperate with the Company in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Collateral in a prompt and reasonable manner.

SECTION 9.11. Collateral Agent and Mortgage Trustee.

          The Mortgage Trustee may be delegated any one or more of the duties or rights of the Trustee, as Collateral Agent, hereunder or under the Collateral Documents or which are specified in any Collateral Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Mortgage Trustee for the ratable benefit of the Trustee, the Holders of the Securities and the holders from time to time of Senior Liens. In addition, the Mortgage Trustee shall have such rights and duties as may be specified in the Security Agreement or Mortgage, as the case may be.

SECTION 9.12. Collateral Documents.

          The Company, the Trustee and the Collateral Agent are entering into the Security Agreement and the Intercreditor Agreement and the Company and the Mortgage Trustee are entering into the Mortgages, each of which sets forth the relative rights of the Trustee and the Holders, on the one hand, and the holders of the Senior Liens, on the other hand, as to the priority of payment of the Senior Liens over the Securities and related obligations in certain circumstances. As among the Holders, the Collateral shall be held for the equal and ratable benefit of such Holders without preference, priority or distinction of any thereof over any other. The terms of this Indenture and the Collateral Documents will be subject to the terms of such Collateral Documents and each Holder, by accepting any Securities, agrees to all of the terms and provisions of such Collateral Documents, as the same may be amended from time to time pursuant to the provisions thereof and this Indenture. Without limiting the foregoing, each Holder, by accepting any Securities, acknowledges and agrees that its rights to payment of the obligations evidenced by the Securities may be subject to the terms of any such Collateral Documents and agrees that the Trustee is hereby irrevocably authorized and directed to execute, deliver and perform such Collateral Documents, in accordance with their respective terms. The Trustee agrees that in the event of any conflict between this Indenture and the Collateral Documents, the provisions of such Collateral Documents shall control; provided, that no provision of such Collateral Documents shall be deemed to limit or subordinate the Trustee’s right to compensation, fees, expenses or indemnities under this Indenture, or the Trustee’s right to require Officers’ Certificates or Opinions of Counsel in accordance with the provisions of this Indenture. The provisions of this Section shall be expressly for the benefit of the holders of the Senior Liens and may not be amended without the consent of the holders of a majority in principal amount of Indebtedness under clause (ii) or (xi) of the definition of “Permitted Indebtedness,” as applicable (without thereby limiting any other provisions of this Indenture or elsewhere provided for their benefit).

SECTION 9.13. Trustee Authorization.

          The Trustee, in its capacity as trustee hereunder, Mortgage Trustee and Collateral Agent, is authorized, and is hereby directed to execute and deliver each Collateral Document to which it is to be a party as contemplated hereby, and is authorized to perform each of the duties and obligations of the Trustee thereunder.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.

          The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, any Collateral Document or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

(2) to comply with Article Five;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

(4) to make any other change that does not adversely affect in any material respect the rights of any Securityholders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02. With Consent of Holders.

          Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, any Collateral Document or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, any Collateral Document or the Securities without notice to any other Securityholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Security affected thereby:

(1) reduce or have the effect of reducing the amount of Securities whose Holders must consent to an amendment;

(2) reduce or have the effect of reducing the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

(3) reduce or have the effect of reducing the principal of or change or have the effect of changing the fixed maturity of any Securities, or change or have the effect of changing the date on which any Securities may be subject to redemption or repurchase, or reduce or have the effect of reducing the redemption or repurchase price therefor;

(4) make or have the effect of making any Securities payable in money other than that stated in the Securities; or

(5) make or have the effect of making any change in provisions of this Indenture (i) protecting the right of each Holder of a Security to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment or (ii) relating to waivers of past Defaults or Events of Default with respect to the payment of principal of or interest on the Securities.

          It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03. Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture, any Collateral Document or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (6) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 10.05. Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the security shall issue and the Trustee shall authenticate a new security that reflects the changed terms.

SECTION 10.06. Trustee To Sign Amendments. Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or any Collateral Document. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company: Wickes Inc. 706 North Deerpath Drive Vernon Hills, Illinois 60061 Attention: Chief Financial Officer Telecopier No.: (847) 367-3767

with a copy to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: Ted S. Waksman and Raymond O. Gietz Telecopier No.: (212) 310-8007

if to the Trustee:

HSBC Bank USA 452 Fifth Avenue New York, New York 10018-0200 Attention: Issuer Services Telecopier No.: (212) 525-1300

          Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with;

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

SECTION 11.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.07, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.

          A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of Payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue in respect of such payment for the intervening period.

SECTION 11.08. Governing Law.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors.

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

[Signature Page Follows]

SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

WICKES INC.

By:

Name:

Title:

HSBC BANK USA, as Trustee

By:

Name:

Title:

EXHIBIT A

WICKES INC.

Senior Secured Note Due 2005

NO.	$

          WICKES INC., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                                or registered assigns, the principal sum of                                Dollars or such lesser amount as may be outstanding under this Note from time to time, on July 29, 2005.

          Interest Payment Dates: 15th of each month

          Record Dates: 1st of each month

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

WICKES INC.

By:

Name:
Title:

By:

Name:
Title:

Dated:                , 2003

Trustee’s Certificate of Authentication

          This is one of the Senior Secured Notes Due 2005 referred to in the within-mentioned Indenture.

HSBC BANK USA, as Trustee

By:

Authorized Officer

(REVERSE OF SECURITY)

Senior Secured Note Due 2005

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.][1]

THE LIENS SECURING THIS INSTRUMENT ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN LIEN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF , AMONG HSBC BANK USA, AS TRUSTEE, WICKES INC. (THE “COMPANY”) AND (“AGENT”), TO THE LIENS SECURING THE INDEBTEDNESS (INCLUDING

[1]	Used on Global Note only.

INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF , AMONG THE COMPANY, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO (THE “CREDIT AGREEMENT”) AS SUCH CREDIT AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THE CREDIT AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT AND EACH AGREEMENT MADE THEREIN BY THE TRUSTEE ON ITS BEHALF.

1.     Interest. WICKES INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security from the Issue Date through and including December 15, 2003 at a rate equal to 11 5/8% per annum and thereafter (the “Second Interest Period”) at a rate equal to 18% per annum, except a portion shall accrue as simple interest. The portion of the interest to be paid in cash shall be 11 5/8% per annum, plus, during the Second Interest Period, the amount of Excess Cash Flow, if any, for the Twelve Month Period ending immediately preceding applicable Interest Payment Date, as set forth in a notice the Trustee required pursuant to Section 4.01 of the Indenture, up to but not exceeding an aggregate payment of 18% per annum. Cash interest to be paid out of Excess Cash Flow shall be paid on the second Interest Payment Date immediately succeeding the end of each fiscal quarter of the Company. To the extent the cash portion of the interest during the Second Interest Period is less than 18% per annum, the unpaid balance shall accrue as simple interest and be payable on the Maturity Date. If, during the Second Interest Period, the Company receives any Net Cash Proceeds from any Real Estate Asset Sales and all of the outstanding principal of the Securities has been paid, the Company shall pay on the next Interest Payment Date up to an amount equal to such Net Cash Proceeds all then accrued and unpaid interest on the Securities. The Company will pay the interest monthly on each Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date on which interest has been paid, or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% per annum; it shall pay interest on overdue installments of interest (which shall not include any interest permitted to be accrued with respect to the Second Interest Period), without regard to any applicable grace periods, from time to time on demand at the rate borne by the Securities plus 2% per annum to the extent lawful.

2.     Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.     Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.     Indenture and Collateral Documents. The Company issued the Securities under an Indenture, dated as of [           ], 2003 (the “Indenture”), between the Company and HSBC Bank USA, as trustee (the “Trustee”). This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Secured Notes Due 2005 (the “Securities”), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $63,965,000, which may be issued under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured by Collateral pursuant to the Collateral Documents as described therein and in the Indenture. The Collateral Documents govern the rights of Holders of Securities and the holders from time to time of Senior Liens in and to the Collateral.

5.     Optional Redemption.

(a)  As long as no Default or Event of Default has occurred and is continuing, the Company may redeem all or any of the Securities at any time at redemption prices (expressed in percentages of the principal amount) set forth below in the periods indicated below, together with any accrued and unpaid interest on the Securities to be redeemed:

Year	Percentage

Issue Date through December 15, 2003	85.00%
December 16, 2003 through January 14, 2004	85.83%
January 15, 2004 through February 14, 2004	86.67%
February 15, 2004 through March 14, 2004	87.50%
March 15, 2004 through April 14, 2004	88.33%
April 15, 2004 through May 14, 2004	89.17%
May 15, 2004 through June 14, 2004	90.00%
June 15, 2004 through July 14, 2004	90.83%
July 15, 2004 through August 14, 2004	91.67%
August 15, 2004 through September 14, 2004	92.50%
September 15, 2004 through October 14, 2004	93.33%
October 15, 2004 through November 14, 2004	94.17%
November 15, 2004 through December 14, 2004	95.00%

Year	Percentage

December 15, 2004 through January 14, 2005	95.83%
January 15, 2005 through February 14, 2005	96.67%
February 15, 2005 through March 14, 2005	97.50%
March 15, 2005 through April 14, 2005	98.33%
April 15, 2005 through May 14, 2005	99.17%
May 15, 2005 through June 14, 2005	100.00%
June 15, 2005 and thereafter	100.00%

(b)  Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

6.     Mandatory Amortization. Notwithstanding anything contained herein or in the Indenture, Section 3.02 of the Indenture shall not apply to Asset Sales or Net Cash Proceeds therefrom. In the event and on each occasion that any Net Cash Proceeds are received from a Real Estate Asset Sale by or on behalf of the Company, on the next succeeding Interest Payment Date, the Company shall prepay the principal of the Securities in an amount equal to the aggregate amount of such Net Cash Proceeds at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 hereof. None of such Net Cash Proceeds shall be applied towards accrued and unpaid interest on the Securities until all of the outstanding principal of the Securities has been paid. In connection with any mandatory amortization pursuant to Section 3.02 of the Indenture, the Company shall deliver to the Trustee a notice stating which portion of the funds delivered to the Trustee on the applicable Interest Payment Date constitutes interest payments and which portion will constitute amortization payments to be made with Net Cash Proceeds pursuant to Section 3.02 of the Indenture. On the first Interest Payment Date after the date hereof, the Company shall prepay the principal of the Securities in an amount equal to $4,980,000, which shall be applied at the then effective optional redemption price thereof, as set forth in Paragraph 5 hereof.

7.     Security Agreement, Intercreditor Agreement and Mortgage. Each of the Security Agreement, the Intercreditor Agreement and the Mortgage sets forth the relative rights of the Trustee, as Trustee under the Collateral Documents, and the Holders, on the one hand, and the holders of the Senior Liens, on the other hand, as to the priority of payment from proceeds of Collateral of the obligations secured by the Senior Liens over the Securities and in certain circumstances. The terms of the Securities are subject to the terms of the Security Agreement, the Intercreditor Agreement and the Mortgage and each Holder, by accepting Securities, agrees to all of the terms and provisions of the Security Agreement, the Intercreditor Agreement and the Mortgage, as the same may be amended from time to time pursuant to the provisions thereof and this Indenture. Without limiting the foregoing, each Holder, by accepting this Securities, acknowledges and agrees that its rights to payment of the obligations evidenced by the Securities from proceeds of Collateral are subject to the terms of the Security Agreement, the Intercreditor Agreement and the Mortgage, and authorizes the Trustee to give effect thereto and appoints the Trustee, Collateral Agent and Mortgage Trustee as attorneys in fact for such purpose.

8.     Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 hereof, plus accrued interest, if any, to the date of purchase. Holders of this Note which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have this Note repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

9.     Limitation on Disposition of Assets. Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to offer to repurchase this Note at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 hereof, plus accrued interest to the date of purchase.

10.     Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

11.     Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.     Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13.     Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of and interest on the Securities) and all Collateral will be released.

14.     Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, any Collateral Document or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, any Collateral Document or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Security.

15.     Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, declare dividends or declare or make other payments, merge or consolidate with any other Person; sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.     Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.     Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest or a failure to comply with Article Five of the Indenture), if it determines that withholding notice is in their interest.

18.     Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.     No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.     Authentication. This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

21.     Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

22.     Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.     CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed hereon as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.     Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to: WICKES INC., 706 North Deerpath Drive, Vernon Hills, Illinois 60061, Attn: Secretary.

[OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, check the appropriate box:

Section 4.14 [ ] Section 4.15 [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

Principal Amount at
	Amount of Decrease in	Amount of Increase in	Maturity	Signature of
	Principal Amount at	Principal Amount at	of this Global Security	Authorized Officer
	Maturity	Maturity	Following such	of Trustee or
Date of Exchange	of this Global Security	of this Global Security	decrease (or increase)	Security Custodian

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
        OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer the Security on the books of the Issuer with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

EXHIBIT B

Appraised Value of Mortgaged Real Property

PROPERTY ADDRESS	CITY	STATE	2002 Value

303 S. COLLEGE ST	Greenville	AL	$240,000
3160 Lee Street	Pelham	AL	$1,700,000
300 HWY 82 WEST	Tuscaloosa	AL	$1,625,000
220 COLLYER STREET	Longmont	CO	$1,600,000
333 FIRST AVENUE	Mt View	CO	$1,600,000
46 Swamp Rd	Newtown	CT	$1,180,000
1501 Porter Road	Bear	DE	$900,000
1170 W. LEONARD DR	Pensacola	FL	$950,000
1825 GORDON HWY	Augusta	GA	$600,000
Old Route 50 West	Breese	IL	$375,000
2803 N. 22nd St	Decatur	IL	$575,000
Route 45 South	Tolono	IL	$250,000
1625 East 60th Street	Anderson	IN	$880,000
15124 North Michigan Rd	Argos	IN	$520,000
Rt. 2, Box 41-B	Bloomfield	IN	$425,000
Hwy 46 -7 Mi W. of Bloomington	Ellettsville	IN	$980,000
State Road 37 South	Elwood Truss	IN	$780,000
12727 Lima Road	Huntertown	IN	$1,390,000
3515 North Reed Rd	Kokomo	IN	$1,240,000
2701 West 2nd St	Marion	IN	$520,000
14130 E. McKinley – US 20 Hwy	Mishawaka	IN	$790,000
404 Ramsey Road	Vincennes	IN	$400,000
16708 US Hwy. 31	Westfield	IN	$1,100,000
385 North Drive	Hopkinsville	KY	$800,000
1551 Mercer Road	Lexington	KY	$1,200,000
351 United Court	Lexington	KY	$1,075,000
Hwy. 55 South	Shelbyville	KY	$1,400,000
5219 Urbana Pike	Frederick	MD	$3,800,000
1087 Hammond St	Bangor	ME	$1,700,000
238 Riverside Street	Portland	ME	$1,300,000
631 Lott Road	Coldwater	MI	$660,000
101 South Main St	Davison	MI	$360,000
4101 E. Baldwin Road	Grand Blanc	MI	$1,050,000
3147 Fruitridge Ave. NW	Grand Rapids	MI	$990,000
8400 Shaver Road	Kalamazoo	MI	$2,130,000
P.O. BOX 9, 781 Hull Road	Mason	MI	$660,000
2150 N. Telegraph Rd	Monroe	MI	$1,300,000
2147 South 11th Street	Niles	MI	$1,280,000
2230 Crooks Road	Rochester	MI	$1,590,000
P.O. BOX 36, 65650 Van Dyke Rd	Romeo	MI	$1,960,000
P.O. Box 767	Kings Mountain	NC	$1,400,000
HWY 70 WEST	Morehead City	NC	$1,050,000

B-1

PROPERTY ADDRESS	CITY	STATE	2002 Value

864 Lafayette Road	Hampton	NH	$1,250,000
100 Commercial Avenue	Ithaca	NY	$1,850,000
West Side of Hwy. 208	Walden	NY	$1,250,000
Orchard Lane & Route 35	Alpha	OH	$1,170,000
41855 N. Ridge Road	Elyria	OH	$1,490,000
1249 S. McCord Road	Holland	OH	$1,320,000
143 Orange St	Mansfield	OH	$920,000
2275 Stumbo Road	Ontario	OH	$1,230,000
5192 Tallmadge Road	Rootstown	OH	$1,160,000
82 Garden Spot Road	Ephrata	PA	$2,400,000
145 S. Whitford Road	Exton	PA	$1,975,000
451 Amp – Wick Drive	Harrisburg	PA	$1,440,000
Route 6 & 19 North Edge	Saegertown	PA	$520,000
1875 Hollywood Drive	Jackson	TN	$720,000

B-2

EXHIBIT C

LIEN SUBORDINATION AGREEMENT

           This LIEN SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of this         day of                        ,          , by and among                 , as Agent for all Senior Lenders party to the Senior Credit Agreement described below, Wickes Inc., a Delaware corporation (the “Company”), and HSBC Bank USA, a New York banking corporation and trust company, as Trustee pursuant to the Indenture, and as Collateral Agent and Mortgage Trustee under the Indenture Documents (as defined below), as the case may be (the “Trustee”).

RECITALS

           A.     The Company, Agent and Senior Lenders (as hereinafter defined) have entered into a Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Company. All of the Company’s obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company (together with all proceeds and products thereof, the “Collateral”).

           B.     Trustee is the trustee and, as the case may be, the mortgage trustee and collateral agent for the holders (the “Noteholders”) of certain Senior Secured Notes due 2005, in the aggregate original principal amount of $                 (the “Indenture Notes”), which were issued pursuant to the Indenture (as hereinafter defined) and which are secured by liens on and security interests in certain owned real estate, machinery and equipment of the Company (all of which is part of the Collateral), as more particularly set forth on Exhibit A hereto (the “Indenture Collateral”).

           C.     As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Trustee and the Company in order to set forth the relative rights and priorities of Agent, Senior Lenders, Trustee and Noteholders with respect to the Indenture Collateral.

           NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

           1.     Definitions. The following terms shall have the following meanings in this Agreement:

“Agent” shall mean , as Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Debt Documents and this Agreement.

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Indenture” shall mean that certain Indenture dated as of , 2003, between the Company and the Trustee.

“Indenture Debt” shall mean all of the obligations of the Company to the Trustee, any Noteholder or any other Person evidenced by or incurred pursuant to the Indenture, the Indenture Notes or any other Indenture Documents.

“Indenture Documents” shall mean the Indenture, the Indenture Notes, any guaranty, mortgage, deed of trust, security agreement or other collateral document securing the Indenture Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Indenture Debt.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Real Estate Collateral” shall mean the Indenture Collateral that consists of real property.

“Real Estate Limit” shall mean the sum of $17,080,000 and fifty percent (50%) of the face amount of the “Existing Subordinated Notes” (as defined in the Indenture) issued and outstanding immediately after giving effect to the initial issuance of the Indenture Notes.

“Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Senior Loan Documents and pursuant to which the Senior Debt under the Senior Loan Documents are refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs, expenses and charges, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest and charges accruing thereon after the commencement of a Proceeding, without regard to whether or not any of such interest and charges is an allowed claim; provided, however, that in no event shall the principal amount of the Senior Debt exceed the sum of (i) the principal amount of the loans and any unfunded loan commitments under the Senior Credit Agreement as in effect on the date hereof reduced by the amount of any repayments and commitment reductions under the Senior Debt Documents to the extent that such payments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any refinancing of Senior Debt), plus (ii) additional amounts of indebtedness which the Company is entitled, at the time of incurrence, to incur under clause (ii) of the definition of “Permitted Indebtedness” contained in the Indenture as in effect on the date hereof. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding. Senior Debt shall include, without limitation, Indebtedness outstanding under any loan documents entered into on the date hereof which provide for a term loan of up to $27,500,000 and a revolving loan of up to $100,000,000 which revolving loan will be subject to the limitations in clause (ii) of the definition of “Permitted Indebtedness” contained in the Indenture.

“Senior Debt Documents” shall mean (i) the Senior Loan Documents, (ii) after the consummation of any refinancing of the Senior Debt, the Refinancing Senior Debt Documents, and (iii) any agreements, instruments and documents evidencing a post-petition financing provided by some or all of the holders of Senior Debt, as contemplated by Section 2.8 of this Agreement.

“Senior Lenders” shall mean the holders of the Senior Debt.

“Senior Liens” shall mean the now existing and hereafter acquired Liens of the Agent on behalf of the Senior Lenders on any or all of the Collateral.

“Senior Loan Documents” shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Subordinated Lien” shall mean the Liens existing or hereafter acquired on any of the Indenture Collateral held by the Trustee on behalf of the Noteholders, which Liens are subordinate only to the Senior Debt.

           “UCC” means the Uniform Commercial Code as in effect from time to time in the state of [to be conformed to Section 15].

           2.     Subordination of Liens.

           2.1. Collateral Subordination and Notice Requirements.

(a) Subject to the application of proceeds provisions set forth in subsection 2.8A of this Agreement, the Trustee hereby subordinates and makes the Subordinated Liens junior and inferior to the Senior Liens up to the Real Estate Limit. From and after the date hereof, the aggregate amount of proceeds of Real Estate Collateral that may be received by the holders of Senior Debt in priority to the Trustee and the holders of Indenture Debt will equal the Real Estate Limit.

(b) Effective at such time as the Agent has received, for application to the Senior Debt, aggregate proceeds of Real Estate Collateral equal to the Real Estate Limit, the Agent hereby subordinates and makes junior and inferior to the Subordinate Liens the Senior Liens on Real Estate Collateral.

(c) Except for notices required to be provided to the Trustee by law (including, without limitation, notices required by the UCC and local real estate law), and as otherwise expressly provided herein, the Agent may exercise any or all of its rights and remedies with respect to the Indenture Collateral without any obligation to give the Trustee or any Noteholder notice of such exercise and without regard to any interest of the Trustee or any Noteholder in the Indenture Collateral.

           2.2. Priority of Liens. The relative priorities of the Subordinated Lien and the Senior Lien which are set forth in this Section 2 shall apply without regard to the time or order of creation, attachment or perfection of such Liens or the time or order of the execution or delivery of any agreements or other documents creating such Liens and notwithstanding anything to the contrary in the provisions of the UCC, the Bankruptcy Code, any other bankruptcy, insolvency or creditors’ rights law, or any other applicable law. The Agent (on behalf of itself and the Senior Lenders), and the Company and the Trustee (on behalf of itself and the Noteholders) agree that all Senior Debt is, and shall be, secured by all of the Company’s assets and properties without any dollar limitation, except as set forth in the definition of the term “Senior Debt” herein and the amounts set forth in subsections (ii) and (xi) of the term “Permitted Indebtedness” set forth in the Indenture; provided, however, that only an amount of Senior Debt equal to the Real Estate Limit is, and shall be, senior to the Subordinated Liens with respect to the Real Estate Collateral. The Trustee (on behalf of itself and each Noteholder) agrees that it shall not accept or attempt to obtain (and the Company agrees that it shall not grant) any Liens upon the Collateral, other than Liens upon the Indenture Collateral existing as of the date hereof or “Substitute Collateral” contemplated by the Indenture. Subject to the Real Estate Limit, the Senior Liens shall continue to be treated as Liens senior to those of the Trustee and the Noteholders under the Indenture Documents and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Agent, Senior Lenders, the Trustee and Noteholders even if all or part of the Senior Debt or Senior Liens are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding.

           2.3. Standstill on Enforcing Subordinated Lien. Notwithstanding anything contained in this Agreement to the contrary, the Trustee (on behalf of itself and each Noteholder) agrees not to take possession of (whether by set-off or otherwise) or collect any of the Collateral or commence the enforcement of any of its rights and remedies with respect to any of the Indenture Collateral or foreclose or realize upon the Subordinated Lien on the Indenture Collateral or to exercise any other right or remedy with respect to the Indenture Collateral at any time that the Senior Debt remains outstanding or any commitment by the Senior Lenders to extend any credit under the Senior Debt Documents shall remain outstanding. The foregoing shall not preclude the Trustee from filing UCC financing statements or continuation statements thereof in order to perfect the Subordinated Liens. Subject to the additional limitations set forth in subsection 2.8 of this Agreement, the limitations set forth in the first sentence of this subsection shall expire ninety (90) days after the date on which the Agent has been provided with written notice by the Trustee of the existence of any event of default under the Indenture, unless during such ninety (90) day period, such event of default has been cured or waived (in which case such limitations shall be reinstated) and unless at the end of such ninety (90) day period the Senior Debt has been accelerated and the Agent is diligently proceeding to exercise its rights and remedies with respect to the Indenture Collateral (in which case such limitations shall continue).

           2.4. Exercise of Remedies by Senior Lenders. The Trustee (on behalf of itself and each Noteholder) hereby agrees that the Agent and Senior Lenders exclusively shall be entitled to manage and exercise their rights and remedies with respect to the Collateral, and except for notice required to be provided to the Trustee by law (including, without limitation, notices required by the UCC and local real estate law) and as otherwise expressly provided herein, without any obligation to give the Trustee or any Noteholder prior written notice thereof, and the Agent and Senior Lenders shall have no liability to the Trustee or any Noteholder for, and Trustee (on behalf of itself and the Noteholders) hereby waives any claims which it may now or hereafter have against the Agent or Senior Lenders arising out of, any and all actions which the Agent or Senior Lenders take or omit to take with respect to the Collateral or any proceeds thereof, including, without limitation, actions or inactions with respect to the maintenance, preservation, insuring, completion, sale, transfer, exchange or disposition of or foreclosure upon any of the Indenture Collateral, or the collection, settlement or compromise of any of the Indenture Collateral. The Agent shall send to the Trustee, copies of all correspondence sent by the Agent to the Company, notifying the Company of the acceleration of the Senior Debt.

           2.5. Possession of Collateral. If the Trustee or any Noteholder obtains possession of any item of Indenture Collateral, such Person shall hold the same as agent and bailee for the holders of Senior Debt for purposes of perfecting their Lien therein by such possession and the Trustee or any Noteholder shall promptly deliver the same to the Agent for the benefit of the holders of Senior Debt.

           2.6. No Contest of Liens. The Trustee (on behalf of itself and the Noteholders) agrees that it shall not contest the validity, extent, perfection, priority or enforceability of the Senior Lien on any of the Indenture Collateral. The Trustee (on behalf of itself and the Noteholders) agrees that it shall not take possession of the Indenture Collateral. In the event that the Agent or Senior Lenders elect to sell or otherwise dispose of any of the Indenture Collateral, the Trustee (on behalf of itself and the Noteholders) hereby agrees that, as between the Agent and the Senior Lenders on the one hand, and the Trustee and the Noteholders on the other hand, any and all such actions shall be deemed to be “commercially reasonable” under the UCC, to the extent the UCC applies to the affected Indenture Collateral.

           2.7. Release of Subordinated Lien; Power of Attorney. The Trustee (on behalf of itself and the Noteholders) agrees that if the Agent or Senior Lenders release or agree to release any Senior Lien on any Indenture Collateral and give written notice thereof to the Trustee, which notice states that such Indenture Collateral is to be sold or transferred free and clear of the Senior Lien, provided that in the case of a Real Estate Asset Sale (as defined in the Indenture), the conditions precedent set forth in Section 4.16 of the Indenture have been satisfied, the Trustee and the Noteholders shall be deemed to have consented to such sale or transfer and the Subordinated Lien on such Indenture Collateral shall, automatically and without the necessity of any further action on the part of the Trustee or any Noteholder, be released and terminated, and promptly upon the written request of the Agent, the Trustee will, subject to limitations imposed by applicable law binding upon the Trustee, at the Company’s expense, execute and deliver to the Agent such documents, instruments and agreements as are necessary to further effectuate such release and termination and to evidence such release and termination in the appropriate public records. Any such release of Indenture Collateral will not result in a default or event of default under any of the Indenture Documents, regardless of any provision (other than Section 4.16 of the Indenture) to the contrary contained in any Indenture Document. In furtherance of the foregoing, the Trustee hereby irrevocably appoints the Agent its attorney-in-fact, with full authority in the place and stead of the Trustee and in the name of the Trustee or otherwise, to execute and deliver any document or instrument which the Trustee may be required to deliver pursuant to this subsection 2.7.

           2.8. Bankruptcy Proceedings. Until the Agent has received, for application to the Senior Debt, proceeds of Real Estate Collateral in an amount equal to the Real Estate Limit, in any Proceeding, absent the written consent of the Agent to the contrary, (a) the Trustee (on behalf of itself and the Noteholders) agrees (i) not to seek adequate protection for any of the Subordinated Liens exclusive of (A) Subordinated Liens on other assets as contemplated by Section 361 of the Bankruptcy Code, and (B) periodic cash payments in an amount not in excess of the post-petition interest accruing on the Indenture Notes and (ii) that any payment, property or Lien received by the Trustee or any Noteholder as adequate protection of its claim or otherwise in any Proceeding shall constitute a payment or distribution for purposes of Section 2 of this Agreement, (b) the Trustee (on behalf of itself and the Noteholders) agrees not to oppose any post-petition financing or arrangement for the use of cash collateral which the Agent or any of the Senior Lenders propose to provide the Company or any of its Subsidiaries in any Proceeding, provided that any such post-petition financing or arrangement for the use of cash collateral is subject to the provision of subsection 2.8A of this Agreement, (c) the Trustee (on behalf of itself and the Noteholders) agrees not to seek relief from the automatic stay, provided that such limitation shall expire with respect to Real Estate Collateral ninety (90) days after the commencement of each Proceeding (which, for purposes of a Chapter 11 case, shall be the date of entry of the order for relief) unless at the end of such ninety (90) day period the Agent is diligently proceeding to exercise its rights and remedies with respect to the Indenture Collateral (in which case such limitations shall continue), (d) the Trustee (on behalf of itself and the Noteholders) agrees not to take any action which is inconsistent with the terms of this Agreement, (e) the Trustee (on behalf of itself and the Noteholders) agrees not to accept any plan of reorganization if, with respect to the class of claims held by the Agent or the Senior Lenders, such plan proponent seeks confirmation pursuant to Section 1129(b) of the Bankruptcy Code, (f) except for payments permitted to be received by the Trustee pursuant to clause (a)(i)(B) above and except for fees and expenses of the Trustee, the Trustee (on behalf of itself and the Noteholders) agrees not to accept any payment or distribution made with respect to Indenture Debt until such time as the Agent has received, for application to the Senior Debt, proceeds of Real Estate Collateral in an amount equal to the Real Estate Limit, and (g) the Trustee (on behalf of itself and the Noteholders) agrees not to reject any payment or distribution made or proposed with respect to the Indenture Debt. If the Agent consents to the sale or transfer of any of the Collateral during any Proceeding (and in any case commenced under the Bankruptcy Code, whether such sale or transfer is to be made pursuant to Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization), then the Trustee (on behalf of itself and the Noteholders) shall be deemed to have consented to any such sale or transfer and shall, if requested in writing to do so by Agent in connection with any such sale or transfer, subject to limitations imposed by applicable law binding upon the Trustee, promptly execute and deliver to Agent a release of Subordinated Liens with respect to the Collateral to be sold or transferred. Trustee (on behalf of itself and each Noteholder) waives any claim it may now or hereafter have arising out of Agent’s or Senior Lenders’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Company, as debtor in possession or any consent to use of any cash collateral under Section 363 of the Bankruptcy Code.

           2.8A Application of Proceeds. Notwithstanding any other provision contained herein to the contrary, at such time as the Agent has received, for application to the Senior Debt, aggregate proceeds of Real Estate Collateral in an amount equal to the Real Estate Limit, all subsequent proceeds attributable to Real Estate Collateral shall be paid to the Trustee, for application against the Indenture Debt, until all of such Indenture Debt is repaid in full. The provisions of the foregoing sentence shall apply to proceeds of Real Estate Collateral, whether received by the Agent prior to or during the continuance of any Proceeding and whether such proceeds are paid pursuant to any pre-petition or post-petition financing facilities. Until such time as the Agent has received, for application against the Senior Debt, aggregate proceeds of Real Estate Collateral in an amount equal to the Real Estate Limit, any payment or distribution of the assets or properties of the Company of any kind or character, whether in cash, property, or securities, to which the Noteholders would be entitled except for the provisions of this Agreement, or which constitute proceeds of Indenture Collateral, shall be paid by the Company, debtor-in-possession, liquidating trustee or agent or other Person making such payment or distribution directly to the Agent on behalf of the Senior Lenders, and in the event that any such payment or distribution shall be received by the Trustee on account of Indenture Debt, at a time prior to the Agent having received, for application against the Senior Debt, proceeds of Real Estate Collateral in an amount equal to the Real Estate Limit, such payment or distribution shall be received and held in trust for and paid over to the Agent forthwith, for application to the payment of the Senior Debt, until the Real Estate Limit is reached. After the Agent has received proceeds from the Real Estate Collateral equal to the Real Estate Limit, all payments and distributions of any Real Estate Collateral shall be treated by the Agent in the same manner as set forth above for the benefit of the Noteholders and paid to the Trustee until the Indenture Debt is paid in full. Nothing contained in this Agreement shall preclude the Company from paying the Trustee (or the Trustee from retaining) the fee and expense reimbursements to which it is entitled under the Indenture Documents.

           2.9. Subordination Non-Impaired. All rights of the Agent and Senior Lenders and all agreements and obligations of the Trustee (on behalf of itself and the Noteholders) hereunder shall remain in full force and effect irrespective of:

(a) any amendment, modification, waiver or consent of any term or provision set forth in the Senior Debt Documents;

(b) any change in the time, manner or place of payment of, or any other term of, all or any portion of the Senior Debt, excluding however, any increase in the principal of the Senior Debt to an amount greater than the sums described in subsections (ii) and (xi) of the term “Permitted Indebtedness” set forth in the Indenture; or

(c) any change, release or non-perfection of any security interest in or lien on any collateral securing all or any portion of the Senior Debt, or any amendment or waiver of or consent to the departure from, any guaranty for all or any part of the Senior Debt.

           2.10. Continuing Subordination. The subordination effected by this Agreement is a continuing subordination, and the Trustee (on behalf of itself and the Noteholders) hereby unconditionally waives notice of the incurring of any Senior Debt or any part thereof and reliance by the Agent and the Senior Lenders upon the subordination of this Agreement. The Trustee (on behalf of itself and the Noteholders) acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement to the Agent and the Senior Lenders, whether the Senior Debt was created or acquired before or after the incurrence or creation of any indebtedness under the Indenture and whether such holder is now known or hereafter becomes known, and each such holder shall be deemed conclusively to have relied upon such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt and shall be entitled to enforce the provisions of this Agreement directly as if it were a party to this Agreement.

           2.11. Sale, Transfer or other Disposition of Indenture Debt. The subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Indenture Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Trustee, as provided in Section 9 hereof.

           2.12. Legends. Until the termination of this Agreement in accordance with Section 14 hereof, the Company will cause to be clearly, conspicuously and prominently inserted in the Indenture, in each Indenture Note and each other Indenture Document, as well as any renewals or replacements thereof, the following legend:

“The liens securing this instrument are subordinate in the manner and to the extent set forth in that certain Lien Subordination Agreement (the “Subordination Agreement”) dated as of , among HSBC Bank USA, as Trustee, Wickes Inc. (the “Company”) and (“Agent”), to the liens securing the indebtedness (including interest) owed by the Company pursuant to that certain Credit Agreement dated as of , among the Company, Agent and the lenders from time to time party thereto (the “Credit Agreement”) as such Credit Agreement may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that Credit Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement and each agreement made therein by the Trustee on its behalf.”

           2.13. Insurance Proceeds; Condemnation Awards.

           (a)  Trustee:

(i) hereby assigns and releases unto the Agent on behalf of the Senior Lenders, all of its and the Noteholders’ rights, title, interests or claims, if any, in and to the proceeds of all policies of insurance covering the Indenture Collateral, subject to the Real Estate Limit, or for other disposition thereof in accordance with the terms, conditions and provisions of the Senior Debt Documents;

(ii) hereby assigns and releases unto the Agent on behalf of the Senior Lenders, all of its and the Noteholders’ rights, title, interests or claims, if any, in and to all awards or other compensation made for any taking or condemnation of any part of the Indenture Collateral, or any part thereof, for application to the Senior Debt, subject to the Real Estate Limit, or for other disposition thereof in accordance with the terms, conditions and provisions of the Senior Debt Documents;

(iii) agrees that it and the Noteholders will not have any right to adjust or settle, or to participate in any adjustment or settlement of, any loss or taking of the Indenture Collateral or any part thereof; and

(iv) agrees, on behalf of itself and the Noteholders, to execute any and all documents as may be necessary to evidence the assignments, consents, agreements and other provisions of this Section 2.13.

(b) Each of the Agent, on behalf of the Senior Lenders, and Trustee, on behalf of the Noteholders, agrees that if, following any application or disposition of insurance proceeds and condemnation awards, all principal and interest due and owing under the Senior Debt, subject to the Real Estate Limit, has been completely paid to the Agent, and any balance of such proceeds, award or other compensation remains, then such balance shall be made payable to the order of the Trustee on behalf of the Noteholders until the Indenture Debt is paid in full.

           3.     Modifications. Senior Lenders may at any time and from time to time without the consent of or notice to the Trustee or any Noteholder, without incurring liability to the Trustee or any Noteholder and without impairing or releasing the obligations of the Trustee (on behalf of itself and the Noteholders) under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided, however, that the Senior Lender shall not amend the Senior Debt Documents to increase the maximum principal amount of any Senior Debt to an amount greater than the sums described in subsections (ii) and (ix) of the term “Permitted Indebtedness” set forth in the Indenture. The Company and the Trustee (on behalf of itself and the Noteholders) each acknowledge and agree that the Senior Debt constitutes “Permitted Indebtedness” under the Indenture. Except for any increase in the principal amount of any Senior Debt to an amount greater than the sums described in subsections (ii) and (ix) of the term “Permitted Indebtedness” set forth in the Indenture, nothing contained in the Indenture shall limit, restrict or otherwise impair the ability of the Company, the Agent and the Senior Lenders to amend, modify, supplement or restate the Senior Debt Documents (including, without limitation, any increase of the principal amount of the Senior Debt, any modification of the advance rates against accounts, inventory or other assets of the Company, or otherwise).

           4.     Waiver of Certain Rights.

           4.1. Marshaling. Trustee (on behalf of itself and each Noteholder) hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of Trustee or any Noteholder.

           4.2. Rights Relating to Agent’s Actions with respect to the Collateral. Trustee (on behalf of itself and each Noteholder) hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Trustee hereby agrees (a) that it has no right to direct or object to the manner in which Agent and Senior Lenders apply the proceeds of the Collateral resulting from the exercise by Agent and Senior Lenders of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that Agent has not assumed any obligation to act as the agent for Trustee or any Noteholder with respect to the Collateral.

           5.     Subrogation. Subject to the payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Debt Documents, the Trustee shall be subrogated to the rights of Agent and Senior Lenders to receive payments or other distributions with respect to the Senior Debt; provided, however, that such right of subrogation shall be limited to the amount of proceeds of Real Estate Collateral received by the Agent and applied to Senior Debt other than term debt. The Trustee agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any payment or other distribution received by the Trustee or any Noteholder with respect to the Indenture Debt (exclusive of fee and expense reimbursements of the Trustee) at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Trustee or such Noteholder in trust as property of the holders of the Senior Debt and the Trustee shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full.

           6.     Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent, Trustee and, if such modification affects the rights and obligations of the Company hereunder, the Company, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

           7.     Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

           8.     Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, facsimiled or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Trustee:

HSBC Bank USA 425 Fifth Avenue New York, New York 10018 Attention: Issuer Services Facsimile: 212-525-1300

With a copy to:

Pryor Cashman Sherman & Flynn LLP 410 Park Avenue New York, New York 10022 Attention: Eric M. Hellige, Esq. Facsimile: 212-326-0806

If to the Company:

Wickes Inc. 706 North Deerpath Drive Vernon Hills, Illinois 60061 Attention: James Hopwood Facsimile: 847-367-3765

With a copy to:

Schwartz, Cooper, Greenberger & Krauss 180 North LaSalle, Suite 2700 Chicago, Illinois 60601 Attention: Mark Butterman, Esq. Facsimile: 312-782-8416

If to Agent or Senior Lenders:

Attention:

Facsimile:

With a copy to:

Attention:

Facsimile:

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 7.

           9.     Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, the Trustee, the Noteholders and the Company. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to the Trustee or any Noteholder, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

           10.     Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Indenture Documents, the provisions of this Agreement shall control and govern.

           11.     Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

           12.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           13.     Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

           14.     Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

           15.     Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of [Insert law chosen by Senior Debt Documents] without regard to conflicts of law principles.

           16.     WAIVER OF JURY TRIAL. THE TRUSTEE (ON BEHALF OF ITSELF AND THE NOTEHOLDERS), THE COMPANY AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE TRUSTEE (ON BEHALF OF ITSELF AND THE NOTEHOLDERS), THE COMPANY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE TRUSTEE (ON BEHALF OF ITSELF AND THE NOTEHOLDERS), THE COMPANY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

           17.     Estoppel Certificate. Agent hereby agrees that within ten (10) days after written request of the Trustee, it shall deliver a list setting forth the names of all of the Senior Lenders of record and the total amount of outstanding Senior Debt, all as per the Agent’s records. Such list shall not be binding upon the Agent, any Senior Lender, or any of their respective successors and assigns. The Agent shall not be obligated to give such a list more frequently than once every calendar quarter.

           IN WITNESS WHEREOF, Trustee, the Company and Agent have caused this Agreement to be executed as of the date first above written.

TRUSTEE:

HSBC BANK USA, a New York banking corporation and trust company, as Trustee

By

Its

COMPANY:

WICKES INC., a Delaware corporation

By

Its

AGENT:

,

as Agent

By

Its

EXHIBIT D

This instrument was prepared by	(FOR RECORDER’S USE ONLY)
and after recording return to:

Jones, Day, Reavis & Pogue
77 West Wacker Drive
Chicago, Illinois 60601
Attn: Robert C. Lee, Esq

[PRO FORMA]

JUNIOR MORTGAGE AND SECURITY AGREEMENT
AND JUNIOR COLLATERAL ASSIGNMENT OF LEASES AND RENTS AND
FIXTURE FILING

[common address and P.I.N. number]

           THIS JUNIOR MORTGAGE AND SECURITY AGREEMENT AND JUNIOR COLLATERAL ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as this “Security Instrument”) is made and entered into as of this      day of                 , 2003, by WICKES INC., a corporation organized under the laws of the State of Delaware, as grantor or mortgagor (hereinafter referred to as “Mortgagor”), Mortgagor having its principal place of business at 706 N. Deerpath Drive, Vernon Hills, Illinois 60061, to HSBC BANK USA, a banking corporation and trust company organized under the laws of the State of New York, as Trustee for the Holders (hereinafter referred to as the “Lenders”) holding Securities issued pursuant to the Indenture (defined herein), as grantee or mortgagee (hereinafter referred to as “Trustee”), Trustee having its principal corporate trust offices at 452 Fifth Avenue, New York, New York 10018.

WITNESSETH:

           UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE INDENTURE.

           THAT FOR AND IN CONSIDERATION OF TEN AND NO/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency whereof are hereby acknowledged by Mortgagor, and in order to secure the Obligations (as hereinafter defined) in the amount of [$             ] [due to mortgage taxes, in some states each mortgage will need to secure a prorata amount of the Obligations], Mortgagor does hereby grant, bargain, sell, transfer, assign, mortgage, warrant and convey unto the Trustee for the ratable benefit of the Trustee and the Lenders, and their respective successors and assigns, with MORTGAGE COVENANTS, all of the following described property (hereinafter collectively referred to as the “Property”):

(a) All that certain tract or parcel of land more particularly described in Exhibit A attached hereto and by this reference made a part hereof, together with all right, title and interest of Mortgagor, including any after-acquired title or reversion, in and to the rights-of-ways, streets, and alleys adjacent thereto, and all easements, rights-of-way, licenses, operating agreements, strips and gores of land, vaults, streets, ways, alleys, passages, sewers, sewer rights, waters, water courses, water rights and powers, oil, gas and other minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the land or under or above same, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating to or appertaining to said tract or parcel of land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor and the reversion and reversions, remainder and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same (hereinafter referred to as the “Land”); and

(b) All buildings, structures, parking areas, landscaping, and other improvements of every nature now or hereafter situated, erected or placed on the Land (hereinafter referred to as the “Improvements”); and

(c) All fixtures as defined in the Uniform Commercial Code as enacted in the state where the Land is located (as amended and in effect from time to time, the “UCC”), and all materials intended for construction, reconstruction, alteration and repairs of the Improvements, including, but not limited to, all gas and electric fixtures, radiators, heaters, furnaces, engines and machinery, boilers, ranges, ovens, elevators and motors, bathtubs, sinks, commodes, basins, pipes, faucets and other plumbing, heating and air conditioning equipment, mirrors, refrigerating plant, refrigerators, iceboxes, dishwashers, carpeting, floor coverings, furniture, light fixtures, signs, lawn equipment, water heaters, and cooking apparatus and appurtenances owned by Mortgagor and located in, on or about the Land or the Improvements, whether installed in such a way as to become a part thereof or not, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing and all the right, title and interest of Mortgagor in and to any of the foregoing, now owned or hereafter acquired by Mortgagor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Improvements as between the parties hereto and all persons claiming by, through or under them (hereinafter referred to as the “Personal Property”); and

(d) All right, title and interest of Mortgagor in and to all policies of insurance, licenses, franchises, permits, service contracts, maintenance contracts, property management agreements, and equipment leases which in any way now or hereafter belong, relate or appertain to the Land, the Improvements or the Personal Property or any part thereof now owned or hereafter acquired by Mortgagor, including, without limitation, all condemnation payments, insurance proceeds and escrow funds (hereinafter referred to as the “Intangible Property”); and

(e) All present and future leases, tenancies, occupancies and licenses, whether written or oral (“Leases”) of the Land, the Improvements, the Personal Property and the Intangible Property, or any combination or part thereof, and all income, rents, issues, royalties, profits, revenues, security deposits and other benefits of the Land, the Improvements, the Personal Property and the Intangible Property, from time to time accruing, all payments under Leases, and all payments on account of oil and gas and other mineral Leases, working interests, production payments, royalties, overriding royalties, rents, delay rents, operating interests, participating interests and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Mortgagor of, in and to the same (hereinafter referred to as the “Revenues”); and

(f) All the right, title, interest of Mortgagor in and to all construction contracts, subcontracts, architectural agreements, labor, material and payment bonds, guaranties and warranties, and plans and specifications relating to the construction of Improvements on the Land, whether now or hereafter existing, including, without limitation (i) any architectural or engineering agreement entered into with respect to the design of said Improvements and other architectural or engineering services, (ii) the plans and specifications for the construction of said

Improvements prepared by the architect, and (iii) any contractor’s agreement entered into with respect to construction of Improvements on the Land (hereinafter collectively referred to as the “Contracts”); and

(g) All proceeds, products, substitutions and accessions of the foregoing of every type.

           TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Trustee, for the ratable benefit of the Trustee and the Lenders, and their respective successors and assigns, in fee simple forever; and Mortgagor covenants that Mortgagor is lawfully seized and possessed of the Property and holds marketable fee simple absolute title to the same and has good right to convey the Property and that the conveyances in this Security Instrument are subject to only the Senior Liens (as defined in the Indenture, as hereinafter defined) as further set forth hereinafter and liens existing on the date of this Security Instrument, as reflected in the certain title commitment number           dated          and issued by          , (hereinafter referred to as the “Approved Liens”).

           This Security Instrument is intended to constitute: (i) a security agreement and financing statement under the UCC and is to be filed with the recorder of the county in which the Land is located as a financing statement with respect to all goods which are or may become fixtures, and (ii) a notice of assignment of rents or profits under the laws of the state in which the Land is located. This Security Instrument is also intended to operate and be construed as an absolute present assignment of the rents, issues and profits of the Property, Trustee hereby agreeing that Mortgagor is entitled to receive the rents, issues and profits of the Property prior to an Event of Default.

           This Security Instrument is given to secure the payment and performance of the Obligations, as such term is defined in that certain Indenture dated as of the         day of                  , 2003, by and between the Mortgagor and the Trustee, as amended from time to time and as further amended (as further modified, amended, supplemented or restated, hereinafter referred to as the “Indenture”, the Indenture, Securities, this Security Instrument and the Security Agreement executed the same date hereof are collectively referred to as the “Security Documents”), of the Mortgagor under the Securities and the Indenture, which include, without limitation, any and all additional advances made by Trustee to protect or preserve the Property or the security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided, or for performance of any of Mortgagor’s obligations hereunder, or under the Indenture or Securities, or for any other purpose provided herein or in the Indenture or Securities (whether or not the original Mortgagor remains the owner of the Property at the time of such advances).

           Mortgagor hereby further covenants and agrees with Trustee as follows:

                      1.     Payment and Performance of Obligations. Mortgagor shall promptly pay the Obligations when due, and fully and promptly perform all of the provisions, agreements, covenants and obligations of the Obligations.

                      2.     Impositions, Liens and Charges. (a) Mortgagor shall pay when due all the water and sewer bills, real estate taxes, ad valorem taxes, personal property taxes, assessments, betterments, all governmental charges of every name and restriction which may be levied on the Property as well as the premium installments for the insurance covering the Property as required pursuant to Paragraph 3 hereof (hereinafter collectively referred to as the “Impositions”) and other charges, if any, attributable to the Property. Mortgagor shall promptly discharge (by bonding, payment or otherwise) any lien (other than Permitted Liens as defined hereafter) filed against the Property and will keep and maintain the Property free from the claims of all Persons supplying labor or materials to the Property. Except for the Senior

Liens and Permitted Liens (defined hereafter), Mortgagor does warrant and will forever defend the title to the Property against the claims of all Persons whomsoever.

                      (a)  Notwithstanding anything to the contrary herein, neither the existence of the following liens (which hereinafter, together with the Senior Liens and Approved Liens are referred to as “Permitted Liens”) nor the relative priority of such liens shall be considered a default under this Security Instrument:

(i) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar liens not interfering in any material respect with the ordinary conduct of the business of Mortgagor on the Property or having any material adverse effect on the value of the Property;

(ii) Liens securing debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring the fixed asset subject to the lien (including purchase money financing and capital leases);

(iii) Liens on fixed assets at the time of acquisition thereof;

(iv) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and subject to appropriate reserves in conformity with GAAP;

(v) Liens arising in the ordinary course of business (i) in favor of carriers, warehousemen, mechanics, materialmen, and landlords, and other similar liens imposed by law and (ii) in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations, for sums not overdue or being contested in good faith by appropriate proceedings and subject to appropriate reserves in conformity with GAAP;

(vi) Judgments and similar liens for sums not exceeding $ arising in connection with court proceedings; provided that execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and subject to appropriate reserves in conformity with GAAP; and

(vii) The replacement, extension or renewal of any lien permitted above arising out of the extension, renewal or replacement of the indebtedness secured thereby.

                      3.     Property and Other Insurance; Casualty; Condemnation. (a) The Mortgagor agrees to maintain in full force and effect at all times, such public liability insurance, third party property damage insurance, casualty insurance, flood insurance, if applicable, and other insurance as required pursuant to the Indenture.

                      (a)  The Mortgagor shall provide written notice to the Trustee of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any of the Property is (i) damaged or destroyed, or suffers any other loss, or (ii) Mortgagor’s receipt of notice of any pending or threatened condemnation, confiscation or other taking, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of the Property for the purposes to which the Property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise (collectively, a “Casualty Loss”). The Mortgagor shall diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. The proceeds of any award or claim for damages on account of any

Casualty Loss are hereby assigned to the Trustee, for the ratable benefit of the Lenders, subject to the Senior Liens. Mortgagor agrees to execute such further assignment of any awards, proceeds, damages or claims arising in connection with such Casualty Loss. In the event of a Casualty Loss, subject to the terms of the Lien Subordination Agreement, as defined below, the Mortgagor shall pay to the Trustee, promptly upon receipt thereof, any and all insurance proceeds and payments received by the Mortgagor on account of damage, destruction, loss, condemnation or eminent domain proceedings (collectively, the “Casualty Proceeds”). The Casualty Proceeds received by Trustee shall be distributed as follows: (i) if an Event of Default shall have occurred and be continuing at the time such Casualty Proceeds are made available by the insurance company or the governmental authority which exercised such condemnation or eminent domain proceeding, as the case may be, the Trustee may at its option apply the Casualty Proceeds in reduction of the Obligations; or (ii) if there has not occurred and there is not continuing an Event of Default at the time such Casualty Proceeds are made available by the insurance company or the governmental authority which exercised such condemnation or eminent domain proceeding, as the case may be, the Trustee shall release such proceeds to the Mortgagor to be used (1) to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss, or (2) for such other purposes as may be agreed between Mortgagor and the mortgagee under the Senior Liens. After the occurrence and during the continuance of an Event of Default, in the event the Senior Liens have been released, (i) no settlement on account of any such Casualty Loss shall be made without the written consent of the Trustee, and (ii) the Trustee may participate in any such proceedings and the Mortgagor shall deliver to the Trustee such documents as may be requested by the Trustee to permit such participation and shall consult with the Trustee, its attorneys and agents in the making and prosecution of such claim or claims. The Mortgagor hereby irrevocably authorizes and appoints the Trustee its attorney-in-fact, exercisable after the occurrence and continuance of an Event of Default in the event the Senior Liens have been released, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Mortgagor shall, upon demand of the Trustee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Trustee for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

                      (b)  In the event that the Mortgagor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Trustee may, without waiving or releasing any obligation or liability of the Mortgagor hereunder or any Event of Default occasioned thereby, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Trustee deems advisable. All sums disbursed by the Trustee in connection with this Paragraph 3(c), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Mortgagor to the Trustee and shall be additional Obligations secured hereby. Mortgagor may later cancel any insurance purchased by the Trustee, but only after providing the Trustee with evidence reasonably satisfactory to the Trustee that the Mortgagor has obtained insurance as required hereunder.

                      4.     Preservation and Maintenance. Mortgagor (a) shall not permit or commit waste, impairment, or deterioration of the Property, ordinary wear and tear excepted, (b) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property in the event of any damage, injury or loss thereto, to the equivalent of its condition prior to such damage, injury or loss, (c) shall keep the Property, including the Improvements and the Personal Property, in good order, repair and tenantable condition, ordinary wear and tear excepted, and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good order, repair, and tenantable condition, ordinary wear and tear excepted, and (d) shall comply in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property.

                      5.     Use of Property. Unless required by applicable law or unless authorized or approved by Holders of a majority of the outstanding principal amount of the Securities, (i) Mortgagor shall not allow material changes in the nature of the occupancy or use for which the Property was intended at the time this Security Instrument was executed, and (ii) Mortgagor shall not initiate or acquiesce in a change in the zoning classification of the Property or except pursuant to agreements relating to the Senior Liens, and the Permitted Liens, subject the Property to restrictive or negative covenants. Mortgagor shall comply in all material respects with, observe and perform all zoning and other laws affecting the Property, all restrictive covenants affecting the Property, and all licenses and permits affecting the Property.

                      6.     Hazardous Materials Warranties and Indemnification.

                      (a)  Definitions. The following definitions shall apply for purposes of this Security Instrument:

(i) “Environmental Laws” shall mean and include each and every federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued, with respect to any Hazardous Materials (as hereinafter defined), drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and regulations promulgated thereunder as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (iv) the Clean Water Act (33 U.S.C. §1251 et seq.); (v) the Clean Air Act (42 U.S.C. §7401 et seq.); (vi) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (vii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (viii) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (ix) applicable laws of the jurisdiction where the Property is located, and any other state, regional, county, municipal and other local laws, regulations and ordinances and any reported decisions of a state or federal court insofar as they are equivalent or similar to the federal and state laws recited above or purport to regulate Hazardous Materials.

(ii) “Hazardous Materials” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(A) “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

(B) “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(C) “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

(D) “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder;

(E) any other definitional terms contained in the applicable laws and regulations of the jurisdiction where the Property is located.

(iii) “Indemnified Parties” shall mean the Trustee and each of the Lenders and their respective directors, officers, shareholders, employees and counsel, and the successors and assigns of any of them; and “Indemnified Party” shall mean any one of the Indemnified Parties.

(iv) “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(v) “Threat of Release” shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

                (b)  Environmental Representations and Warranties of Mortgagor. Mortgagor represents and warrants to Trustee to the best of Mortgagor’s Knowledge (as defined below) as follows:

(i) Except as disclosed in that certain [Level I Environmental Site Assessment dated November 20, 2000 performed by National Assessment Corporation] (the “Phase I Report”) in connection with the delivery of this Security Instrument, no condition, activity or conduct exists on or in connection with the Property which constitutes a violation of any Environmental Law that could reasonably be expected to have a material adverse effect on the Property.

(ii) Except as disclosed in the Phase I Report, there has been no Release or Threat of Release of any Hazardous Materials on, upon or into the Property, nor, has there been any such Release or Threat of Release of any Hazardous Materials on, upon or into any real property in the vicinity of the Property which, through soil or groundwater migration, could reasonably be expected to come to be located on the Property, and which could reasonably be expected to have a material adverse effect on the Property.

(iii) There are no existing or closed underground storage tanks on the Property.

(iv) None of the following are or will hereafter be located, in, on or constitute a part of the Property: friable asbestos or friable asbestos-containing material in any form or condition; urea formaldehyde insulation; transformers or other equipment which contain dicletric fluid containing polychlorinated biphenyls; or leaded paint, except as may be brought on the Property for use or sale in connection with the current use of the Property.

(v) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on the Property.

(vi) No pending or current notice has been issued to Mortgagor by any agency, authority, or unit of government that Mortgagor has been identified as a potentially responsible party under any Environmental Law.

(vii) There exists no pending or current investigation, action, proceeding, or claim by any agency, authority, or unit of government or by any third party which could result in any liability, penalty, sanction, or judgment under any Environmental Law with respect to any condition, use or operation of the Property or any other real property owned, leased or operated by Mortgagor.

As used herein, “Mortgagor’s Knowledge” means the actual knowledge of the executive officers of Mortgagor located at its executive offices in Vernon Hills, Illinois on the date of this Security Instrument.

           (c)  Environmental Covenants of Mortgagor. Mortgagor covenants and agrees with Trustee that Mortgagor shall:

(i) comply with all Environmental Laws;

(ii) not store (except in compliance with all Environmental Laws pertaining thereto), dispose of, Release or allow the Release of any Hazardous Materials on the Property; and

(iii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws pertaining thereto); and

(iv) in the event that the Senior Liens have been released, upon the request of Trustee, take all such action (including, without limitation, the conducting of environmental assessments at the sole expense of the Mortgagor in accordance with subparagraph (e) hereof) to confirm that no Hazardous Materials are stored, Released after the date hereof or disposed of after the date hereof on the Property.

Notwithstanding the foregoing, the covenants of subsection (i) shall be null and void and replaced as follows: “(i) comply with all Environmental Laws in all material respects;” in the event that the collateral documents evidencing the Senior Liens contain substantially the same covenant with the forgoing materiality limitation.

           (d)  Environmental Indemnity. Mortgagor covenants and agrees, at Mortgagor’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Trustee) and hold each Indemnified Party harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Property and arising directly or indirectly from or out of:

(i) the Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor;

(ii) the violation of any Environmental Laws relating to or affecting the Property or the Mortgagor, whether or not caused by or within the control of Mortgagor;

(iii) the failure of Mortgagor to comply fully with the terms and conditions of this Paragraph 6;

(iv) the violation of any Environmental Laws in connection with other real property of Mortgagor which gives or may give rise to any rights whatsoever in any party with respect to the Property by virtue of any Environmental Laws;

(v) the breach of any representation or warranty contained in this Paragraph 6; or

(vi) the enforcement of this Paragraph 6, including, without limitation (A) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas, (B) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (C) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The Indemnified Parties’ rights under this Paragraph shall be in addition to all other rights of the Indemnified Parties under this Security Instrument and the Indenture and Securities and payments by Mortgagor under this Paragraph shall not reduce Mortgagor’s obligations and liabilities under the Indenture or Securities.

                (e)  Notice to Trustee. If Mortgagor receives any notice or obtains knowledge of (i) any potential or known Release or Threat of Release of any Hazardous Materials at or from the Property, notification of which must be given to any governmental agency under any Environmental Law, or notification of which has, in fact, been given to any governmental agency, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Mortgagor or the Property (an “Environmental Complaint”) from any Person or entity (including, without limitation, the Environmental Protection Agency), then Mortgagor shall immediately notify Trustee orally and notify Trustee and the Lenders in writing of said Release or Threat of Release or Environmental Complaint. Provided that the Senior Liens have been released, upon such notification, the Mortgagor shall, and the Trustee may, obtain one or more environmental assessments of the Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert which evaluates or confirms (i) whether any Hazardous Materials are present in the soil or water at or adjacent to the Property, and (ii) whether the use and operation of the Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of the Property, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the cost and expense of the Mortgagor. To the extent necessary to allow the Trustee to obtain the environmental assessments provided for herein, the Mortgagor agrees that the Trustee and the representatives and agents of the Trustee shall have a right to enter upon, visit and inspect the Property.

                (f)  Survival, Assignability, and Transferability.

(i) The warranties, representations and indemnity set forth in this Paragraph 6 shall survive the payment and performance of the Obligations and any exercise by Trustee of any remedies under this Security Instrument, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by Mortgagor to Trustee or any Lender in lieu of foreclosure or any deed under a power of sale.

(ii) It is agreed and intended by Mortgagor and Trustee that the warranties, representations and indemnity set forth above in this Paragraph 6 may be assigned or otherwise transferred by the Trustee to its successors and assigns and to any subsequent purchasers of all or any portion of the Property by, through or under the Trustee or the Lenders, without notice to Mortgagor and without any further consent of Mortgagor. To the extent consent or any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Mortgagor in order to maximize the extent and effect of such warranties, representations and indemnity given hereby.

                      7.     Transfers. Except as otherwise permitted by the Indenture and the Lien Subordination Agreement, Mortgagor will not, directly or indirectly, without the prior written consent in each instance of the Holders of a majority of the outstanding principal amount of the Securities:

                      (a)  contribute, sell, convey, transfer, or otherwise dispose of the Property, or any part thereof or interest therein; or

                      (b)  create or suffer to be created or to exist any Lien or other charge of any kind upon the Property, or any part thereof or interest therein other than the Permitted Liens.

Notwithstanding the foregoing, in the event of a Real Estate Asset Sale, as permitted by the Indenture and the Lien Subordination Agreement, Trustee shall execute a release of the Lien created by this Security Instrument within five (5) Business Days of written request therefore from Mortgagor in accordance with Section 4.16 and Section 9.03 of the Indenture.

                      8.     Protection of Trustee’s Security. If Mortgagor fails to perform the covenants and agreements contained in this Security Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Trustee therein, including, but not limited to, eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankruptcy of the Mortgagor, then Trustee, at Trustee’s option, may, but shall not be obligated to, make such appearances, disburse such sums and take such action as Trustee deems necessary to protect Trustee’s interest, including, but not limited to, disbursement of reasonable attorneys’ fees, payment, contest or compromise or any lien or security interest which is prior to the lien or security interest of this Security Instrument, and entry upon the Property to make repairs. Any amounts disbursed by Trustee pursuant to this Paragraph 7, with interest thereon, shall become a portion of the Obligations. Unless Mortgagor and Trustee agree to other terms of payment, such amounts shall be payable upon notice from Trustee to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the default rate stated in the Indenture unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law. Mortgagor shall have the right to prepay such amounts in whole or in part at any time. Nothing contained in this Paragraph 7 shall require Trustee to incur any expense or do any act.

                      9.     Mortgagor and Lien Not Released. From time to time, without affecting the obligation of Mortgagor or Mortgagor’s successors or assigns to pay the Obligations and to observe the covenants of Mortgagor contained in this Security Instrument, and without affecting the guaranty of any Person for payment or performance of the Obligations, and without affecting the lien or priority of lien of this Security Instrument on the Property, Trustee may, at Trustee’s option, without giving notice to or obtaining the consent of Mortgagor, Mortgagor’s successors or assigns or of any guarantor, and without liability on the Trustee’s part, but subject to the terms and conditions of the Indenture, grant extensions or postponements of the time for payment of the Obligations or any part thereof, release anyone liable on any of the Obligations, accept a renewal note or notes therefor, release from this Security Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plat or subdivision of the Property, consent to the granting of any easement, join in any extension or subordination agreement and agree in writing with Mortgagor to modify the terms and conditions of the Indenture or the Securities. Mortgagor shall pay such title insurance premiums and attorneys’ fees as may be incurred, at Trustee’s option, for any such action if taken at Mortgagor’s request.

                      10.     Forbearance Not Waiver. Any forbearance by Trustee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy hereunder. The procurement of insurance or the payment of taxes or other liens or charges by Trustee shall not be a waiver of Trustee’s right to accelerate the maturity of the Obligations. Trustee’s receipt of any awards, proceeds or damages under Paragraph 3 hereof shall not operate to cure or waive Mortgagor’s default in payment of the Obligations.

                      11.     Leases and Revenues.

                      (a)  As part of the consideration for the Obligations, Mortgagor has absolutely and unconditionally collaterally assigned and transferred to Trustee for the ratable benefit of the Trustee and the Lenders all of Mortgagor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any Lease for the occupancy or use of all or any part of the Property, subject only to the Prior Security Instrument. Mortgagor hereby represents and warrants as follows:

(i) Subject only to the Senior Liens and the Permitted Liens, Mortgagor is the sole and absolute owner of the entire landlord’s or lessor’s interest in the Leases and said rents, issues and profits and shall not assign its interest in, to or under any of the Leases or the Revenues to any Person other than the Trustee;

(ii) Mortgagor has made no prior assignment of any of the Leases or with respect to any of said rents, issues or profits, except for the assignment to the mortgagee under the Senior Liens and the Permitted Liens; and

(iii) Except for the agreements evidencing the Senior Liens and the Permitted Liens, Mortgagor has neither done any act nor omitted to do any act which might prevent Trustee from, or limit Trustee in, acting under any of the provisions of this assignment pursuant to this Security Instrument.

                      (b)  Mortgagor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Trustee’s rights and remedies under Paragraph 16 hereof shall be deemed to make Trustee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Trustee, in person or by agent, assumes actual possession thereof. Nor shall the appointment of any receiver for the Property by any court at the request of Trustee or by agreement with Mortgagor, or the entering into possession of any part of the Property by such receiver, be deemed to make Trustee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

                      (c)  If Trustee or a receiver enters upon, takes possession of and maintains control of the Property, all Revenues thereafter collected shall be applied first to the costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Mortgagor as landlord, lessor or licensor of the Property and then to the Obligations. Trustee or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received. Trustee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor or anyone having an interest in the Property by reason of anything done or left undone by Trustee pursuant to Paragraph 16 hereof. If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies expended by Trustee for such purposes shall become a portion of the Obligations. Unless Trustee and Mortgagor agree in writing to other terms of payment, such amounts shall be payable upon notice from Trustee to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the default rate stated in the Indenture, unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law. The entering upon and taking possession of and maintaining of control of the Property by Trustee or the receiver pursuant to the provisions of this Security Instrument and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Trustee hereunder.

                      (d)  Nothing herein shall be construed to impose any liability or obligation on Trustee under or with respect to any lease, occupancy or concession agreement with respect to the Property. Mortgagor shall hold Trustee harmless from and against any and all liabilities, losses and damages, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, incurred by any such agreement or by reason of the provisions of this Paragraph 11 or Paragraph 12.

                      12.     Leases of the Property and Collection of Revenues. Mortgagor will not enter into any Lease of all or any substantial portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Holders of a majority of the outstanding principal amount of the Securities, provided however, if the mortgagee under the Senior Liens shall consent to any such action, then the consent of Trustee shall not be required.

                      13.     Remedies Cumulative. All remedies provided in this Security Instrument are distinct and cumulative to any other right or remedy under this Security Instrument or under the Indenture, the Securities or afforded by law or equity, and may be exercised concurrently, independently or successively.

                      14.     Taxation of Security Instruments. In the event of the enactment of any law deducting from the value of the Property any mortgage lien thereon, or imposing upon Trustee the payment of all or part of the taxes, charges or assessments previously paid by Mortgagor pursuant to this Security Instrument, or changing the law relating to the taxation of mortgages or debts secured by mortgages or Trustee’s interest in the Property so as to impose new incidents of tax on Trustee, then Mortgagor shall pay such taxes or assessments or shall reimburse Trustee therefor.

                      15.     Events of Default and Acceleration. The term “Event of Default”, wherever used in this Security Instrument, shall mean the occurrence of any “Event of Default” as defined in the Indenture.

                      16.     Rights and Remedies.

                      (a)  Power of Sale and other Remedies. Upon the occurrence of any Event of Default, subject to the Lien Subordination Agreement, and whether or not Trustee or the Holders shall have accelerated the maturity of the Obligations pursuant to the Indenture, Trustee, at its option, may, to the extent permitted by law:

(i) exercise its option to exercise any one or more of the rights and remedies to which it is entitled under applicable law;

(ii) either with or without entering upon or taking possession of the Property, demand, collect and receive any or all Revenues;

(iii) exercise its rights as a secured party with respect to the Personal Property and enter upon any premises on which the Personal Property or any part thereof may be situated and remove the same;

(iv) either with or without taking possession of the Property, sell, lease or otherwise dispose of the Property in its then condition or following such preparation as Trustee deems advisable;

(v) either with or without entering upon or taking possession of the Property, and without assuming any obligations of Mortgagor thereunder, exercise the rights of Mortgagor under, use or benefit from, any of the Leases;

(vi) in person, by agent or by court-appointed receiver, enter upon, take possession of, and maintain full control of the Property in order to perform all acts necessary or appropriate to maintain and operate the Property, including, but not limited to, the execution, cancellation or modification of Leases, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as Trustee, in its sole discretion, deems proper or appropriate;

(vii) proceed by a suit or suits in law or in equity or by other appropriate proceeding to enforce payment of the Obligations or the performance of any term, covenant, condition or agreement of this Security Instrument or the Indenture, or any other right, and to pursue any other remedy available to it, all as Trustee shall determine most effectual for such purposes;

(viii) institute and maintain such suits and proceedings as Trustee may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Security Instrument, to preserve or protect its interest in the Property and the Revenues, and to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that would impair the security hereunder or be prejudicial to the interest of Trustee;

(ix) apply all or any portion of the Property, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Obligations;

(x) foreclose any and all rights of Mortgagor in and to the Property, whether by sale, entry or in any other manner provided for hereunder or under the laws of the State in which the Land is located;

(xi) in the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the creditors or property of Mortgagor, Trustee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Trustee and the Lenders allowed in such proceedings for the entire amount of the Obligations at the date of the institution of such proceedings and for any additional portion of the Obligations accruing after such date;

(xii) exercise any other right or remedy of a mortgagee or secured party under the applicable law; or

(xiii) if the Event of Default is caused by an Event of Default under the Senior Liens, cure the default under the Senior Liens and add the cost of such cure to the Obligations secured by this Security Instrument.

                      (b)  Receiver. If an Event of Default shall have occurred and shall not be cured, subject to the Lien Subordination Agreement, Trustee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the Revenues. The receiver shall have all of the rights and powers permitted under applicable law. Mortgagor will pay to Trustee upon demand, all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to such appointment and all such expenses shall be a portion of the Obligations.

(i) Sale or Other Disposition of Property. Subject to the Lien Subordination Agreement, the Trustee, in connection with the exercise of its rights under, and in accordance with the terms and conditions of the UCC may conduct any sale or other disposition of the Property at public or private sale, to the extent such private sale is authorized under the provisions of the UCC upon the Land, in which event Trustee shall not be liable for any rent or charge for such use of the Land. Trustee may purchase the Property, or any portion of it, at any sale held under this Paragraph 16. With respect to any Property to be sold pursuant to the UCC, Trustee shall give Mortgagor at least ten (10) days written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition may be made. Trustee may sell any of the Personal Property as part of the real property comprising the Property, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. If the provisions of the UCC are applicable to any part of the Personal Property which is to be sold in combination with or as part of the real property comprising the Property, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in connection with any foreclosure proceedings with respect to the real property or any part thereof. Mortgagor waives any right to require the marshaling of any of its assets in connection with any disposition conducted pursuant hereto. In the event all or part of the Property is included at any foreclosure sale conducted pursuant hereto, a single total price for the Property, or such part thereof as is sold, may be accepted by Trustee with no obligation to distinguish between the application of such proceeds amongst the property comprising the Property.

                      (c)  Collection of Revenues. In connection with the exercise by Trustee of the rights and remedies provided for in subparagraph (a)(ii) of this Paragraph 16:

(i) Trustee may notify any tenant, lessee or licensee of the Property, either in the name of Trustee or Mortgagor, to make payment of Revenues directly to Trustee or Trustee’s agents, may advise any Person of Trustee’s interest in and to the Revenues, and may collect directly from such tenants, lessees and licensees all amounts due on account of the Revenues;

(ii) At Trustee’s request, Mortgagor will provide written notification to any or all tenants, lessees and licensees of the Property concerning Trustee’s interest in the Revenues and will request that such tenants, lessees and licensees forward payment thereof directly to Trustee; and

(iii) Mortgagor shall deliver all such proceeds to Trustee immediately upon the receipt thereof by Mortgagor in the identical form received, but duly endorsed or assigned on behalf of Mortgagor to Trustee.

                      (d)  Use and Occupation of Property. In connection with the exercise of Trustee’s rights under Subparagraph (a)(vi) of this Paragraph 16, to the extent permitted by law, Trustee may enter upon, occupy, and use all or any part of the Property and may exclude Mortgagor from the Land and the Improvements or portion thereof as may have been so entered upon, occupied, or used. Trustee shall not be required to remove any Personal Property from the Land and the Improvements upon Trustee’s taking possession thereof, and may render any Personal Property unusable to Mortgagor. In the event Trustee manages the Land and the Improvements in accordance with Subparagraph (a)(vi) herein, Mortgagor shall pay to Trustee on demand a reasonable fee for the management thereof in addition to the Obligations. Further, Trustee may construct such Improvements on the Land or make such alterations, renovations, repairs, and replacements to the Improvements, as Trustee, in its sole discretion, deems proper or appropriate. The obligation of Mortgagor to pay such amounts and all expenses incurred by Trustee in the exercise of its rights hereunder shall be included in the Obligations and shall accrue interest at the default rate of interest stated in the Indenture, unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law.

                      (e)  Partial Sales. Mortgagor agrees that in case Trustee, in the exercise of the power of sale contained herein or in the exercise of any other rights hereunder given, elects to sell in parts or parcels, said sales may be held from time to time and that the power shall not be exhausted until all of the Property not previously sold shall have been sold, notwithstanding that the proceeds of such sales exceed, or may exceed, the Obligations.

                      (f)  Assembly of Property. Upon the occurrence and continuance of any Event of Default, subject to the Lien Subordination Agreement, Trustee may require Mortgagor to assemble the Property and make it available to Trustee, at Mortgagor’s sole risk and expense, at a place or places to be designated by Trustee which are reasonably convenient to both Trustee and Mortgagor.

                      (g)  Power of Attorney. Mortgagor hereby irrevocably constitutes and appoints Trustee as Mortgagor’s true and lawful attorney in fact, exercisable upon the occurrence and during the continuance of any Event of Default, but subject to the Lien Subordination Agreement, to take any action with respect to the Property to preserve, protect, or realize upon Trustee’s interest therein, each at the sole risk, cost and expense of Mortgagor, but for the sole benefit of Trustee. The rights and powers granted Trustee by the within appointment include, but are not limited to, the right and power to: (i) prosecute, defend, compromise, settle, or release any action relating to the Property; (ii) endorse the name of Mortgagor in favor of Trustee upon any and all checks or other items constituting Revenues; (iii) sign and endorse the name of Mortgagor on, and to receive as secured party, any of the Personal Property; (iv) sign and file or record on behalf of Mortgagor any financing or other statement in order to perfect or protect Trustee’s security interest; (v) enter into leases or subleases relative to all or a portion of the Land or the Improvements; (vi) enter into any contracts or agreements relative to, and to take all action deemed necessary in connection with, the construction of any Improvements on the Land; (vii) manage, operate, maintain, or repair the Land and the Improvements; and (viii) exercise the rights of Mortgagor under any Leases, or Intangible Personal Property. Trustee shall not be obligated to perform any of such acts or to exercise any of such powers, but if Trustee elects so to perform or exercise, Trustee shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Mortgagor except for Trustee’s willful misconduct or gross negligence. All powers conferred upon Trustee by this Security Instrument, being coupled with an interest, shall be irrevocable until terminated by a written instrument executed by a duly authorized officer of Trustee.

                      (h)  In the event that any provision in this Mortgage shall be or become inconsistent with any applicable provisions of the laws of the state in which the Land is located, the provisions of such laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with such laws.

                      17.     Right of Entry. Upon reasonable notice to Mortgagor, Trustee and its agents shall have the right to enter and inspect the Property at all reasonable times.

                      18.     Notices. Any and all notices, demands, elections or requests provided for or permitted to be given pursuant to this Security Instrument shall be given or served as provided in the Indenture.

                      19.     Successors and Assigns Bound; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Trustee and Mortgagor, subject to the provisions of the Indenture. The captions and headings of the paragraphs of this Security Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

                      20.     Governing Law. Mortgagor hereby acknowledges, consents and agrees this Mortgage and the rights of all parties mentioned herein shall be governed by the laws (as opposed to the conflict of laws) of the State of New York. Notwithstanding the foregoing, the parties agree that:

The procedures governing the enforcement by the Trustee of the provisional remedies against the Property or the Mortgagor, including by way of illustration but not limitation, actions for replevin or claim and delivery of the Property, for injunctive relief or for the appointment of a receiver, or for the enforcement of the power of sale, if any, with respect to the Property shall be governed by the laws of the state where the Land is located;

The Trustee shall comply with applicable laws of the state where the Land is located to the extent required in connection with the foreclosure of the security interests and liens created thereby and the enforcement of any power of sale, as the case may be; provided, however, that this subparagraph shall in no event be construed to provide that the substantive laws of the state where the Land is located shall apply to this Security Instrument or any of the other Security Documents, all of which are and shall continue to be governed by the substantive law of the State of New York. The parties further agree that the Trustee may enforce its rights under this Security Instrument and the other Security Documents, including but not limited to, its rights to sue Mortgagor to collect any outstanding Obligations or to obtain a judgment for any deficiency in accordance with New York law following foreclosure or enforcement of any of the liens and security interests against any of the Collateral and/or the enforcement of the power of sale, as the case may be.

                      21.     Severability. In the event that any provision in this Security Instrument shall be or become inconsistent with any applicable provisions of law, the provisions of the applicable law shall take precedence over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provisions of this Security Instrument that can be construed in a manner consistent with the applicable law.

                      22.     Usury. In the event that any applicable law limiting the amount of interest or other charges permitted to be collected from Mortgagor is interpreted so that any charge for which provision is made in this Security Instrument, whether considered separately or together with other charges permitted to be collected from Mortgagor, is interpreted so that any such charge, whether considered separately or together with other charges that are considered a part of the transaction represented by this Security Instrument, violates such law, and Mortgagor is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Trustee in excess of the amounts payable to Trustee pursuant to such charges as reduced shall be applied by Trustee to reduce the principal of the Obligations.

                      23.     Discharge. Upon payment and performance of the Obligations pursuant to the Indenture, Trustee shall discharge this Security Instrument pursuant to Section 9.09 of the Indenture. Mortgagor shall pay Trustee’s reasonable costs incurred in discharging this Security Instrument.

                      24.     Waivers. (a) Mortgagor agrees to the full extent permitted by law, that in case of an Event of Default, neither Mortgagor nor anyone claiming through or under Mortgagor shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for Mortgagor and all who may at any time claim through or under Mortgagor, hereby waives to the fullest extent that Mortgagor may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

                      (a)  No failure or delay of the Trustee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Trustee hereunder are cumulative and are not exclusive of any rights or remedies that the Trustee would otherwise have. No waiver of any provisions of this Security Instrument or consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be permitted by Paragraph (c) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

                      (b)  Neither this Security Instrument nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Trustee and the Mortgagor.

                      25.     Further Assurances. The Mortgagor shall take all such further actions and execute all such further documents and instruments as the Trustee may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by this Security Instrument, to cause the execution, delivery and performance of this Security Instrument to be duly authorized and to perfect or protect the Lien (and the priority status hereof) of the Trustee on the Property. Upon any failure by Mortgagor so to do, Trustee may make, execute, record, file, re-record and/or refile any and all such assignments, mortgages, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Trustee the agent and attorney in fact of Mortgagor so to do.

                      26.     Subrogation. Trustee shall be subrogated to all right, title, lien or equity of all Persons to whom Trustee may have paid any monies in settlement of liens, charges or assessments, or in acquisition of title or for its benefit hereunder, or for the benefit or account of Mortgagor upon execution of the Indenture or subsequently paid under any provisions hereof.

                      27.     Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Security Instrument.

                      28.     Trustee’s Fees and Expenses; Indemnification. (a) Without in anyway limiting any other reimbursement obligations contained under the Indenture, the Mortgagor agrees to pay upon demand to the Trustee the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Trustee may incur in connection with (i) the custody or preservation of, or the sale of, collection from or other realization upon any of the Property, (ii) the exercise, enforcement or protection of any of the rights of the Trustee hereunder or (iii) the failure of the Mortgagor to perform or observe any of the provisions hereof.

                      (a)  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby. The indemnifications made pursuant to Paragraph 28 herein and the representations and warranties, covenants, and other obligations arising under Paragraph 6, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Trustee’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Trustee’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Indenture, Securities or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Mortgagor or by Trustee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto.

                      29.     Submission to Jurisdiction; Waivers. THE MORTGAGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY: SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY INSTRUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF; CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BEING BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE MORTGAGOR; AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

                      30.     WAIVER OF JURY TRIAL. THE MORTGAGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

                      31.     No Merger. It is the desire and intention of the parties hereto that this Security Instrument and the lien hereof shall not merge in fee simple to the Property, unless a contrary intent is ever manifested by Trustee as evidenced by an express statement to that effect in an appropriate document duly recorded. Therefore, it is hereby understood and agreed that should Trustee acquire an additional or other interests in or to the Property or the ownership thereof, then this Security Instrument and the lien hereof shall not merge in the fee simple title, toward the end that this Security Instrument may be foreclosed as if owned by a stranger to the fee simple title.

                      32.     Intent. It is intended that this Security Instrument supplement the Indenture and Securities. In the event of a conflict between this Security Instrument and the Indenture and Securities, the terms of this Security Instrument shall control with respect to the Land, the Improvements, the Leases and the Revenues.

                      33.     Maximum Secured Hereby. The maximum amount of the indebtedness secured hereby shall not exceed $                 .00. The latest maturity date of the indebtedness secured hereby is                 , 2005.

                      34.     Subordinate Security Instrument. The liens securing this instrument are subordinate in the manner and to the extent set forth in that certain Lien Subordination Agreement (the “Lien Subordination Agreement” dated as of          , 2003 among HSBC Bank USA, as trustee, Mortgage Trustee and Collateral Agent (“Trustee”), Wickes Inc. (the “Company”) and             (“Agent”), to the liens securing the indebtedness (including interest) owed by the Company pursuant to that certain Credit Agreement dated as of                      , 200    among the Company, Agent and the lenders from time to time party thereto (the “Credit Agreement”), as such Credit Agreement has or may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under the Credit Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Lien Subordination Agreement and each agreement made therein by the Trustee on its behalf.

                      35.     Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                      36.     Estoppel Letters. Mortgagor, upon ten (10) Business Days’ prior written notice, shall furnish Trustee with a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the Obligations and the obligations secured by the Prior Security Instrument, and stating whether or not any off-sets or defenses exist against such principal and interest, and, if so, the particulars thereof, and any other matters requested by Trustee.

                      37.     State Specific Provisions.

                      (a)  Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Paragraph 37 and the other terms and conditions of this Security Instrument, the terms and conditions of this Paragraph 37 shall control and be binding.

[PROVISIONS TO BE INSERTED FOR STATE IN WHICH PROPERTY IS LOCATED]

                      IN WITNESS WHEREOF, Mortgagor has executed this Security Instrument under seal, as of the day and year first above written.

Witness:	WICKES INC.

By:

Print Name:	Name:

Title:

Print Name

STATE OF ILLINOIS     )
COUNTY OF COOK      )

           On this       day of                 2002, before me personally appeared the above-named            , the            of Wickes Inc., a Delaware corporation and acknowledged the foregoing to be his free act and deed and the free act and deed of Wickes Inc.

Notary Public My commission expires: (AFFIX SEAL)

EXHIBIT E

JUNIOR SECURITY AGREEMENT

     This JUNIOR SECURITY AGREEMENT (this “Agreement”) made as of this       day of                      , 2003, by and between WICKES INC., a Delaware corporation, (the “Borrower”), as debtor, whose address is 706 Deerpath Drive, Vernon Hills, Illinois 60061, and HSBC BANK USA, a banking corporation and trust company organized under the laws of the State of New York, as Trustee for the Holders of Securities issued pursuant to the Indenture (as defined herein) as secured party (hereinafter referred to as the “Secured Party”), whose address is 452 Fifth Avenue, New York, New York 10018.

WITNESSETH:

     1.     The Security Interest (hereafter defined) granted by Borrower secures Borrower’s payment of the Obligations evidenced by the Securities, as such terms are defined in that certain Indenture dated as of the               day of                         , 2003, by and between the Borrower and Secured Party, as amended from time to time and as further amended (as further modified, amended, supplemented or restated, hereinafter referred to as the “Indenture”) and performance of the Indenture, which include, without limitation, any and all additional advances made by Trustee to protect or preserve the Property or the security interest created hereby on the Collateral, or for taxes, assessments or insurance premiums as hereinafter provided, or for performance of any of Borrower’s obligations hereunder, or under the Indenture or Securities, or for any other purpose provided herein or in the Indenture or Securities (whether or not the original Borrower remains the owner of the Collateral at the time of such advances).

     2.     Borrower hereby grants to Secured Party, subject to the rights of Senior Creditor (as hereinafter defined), a security interest (“Security Interest)” in the following property (the “Collateral”) of Borrower: All Equipment now or hereafter owned by Borrower, other than Fixtures and motor vehicles, and the Proceeds thereof. The terms used herein to identify the Collateral shall have the respective meanings assigned to such terms as of the date hereof in the New York Uniform Commercial Code (the “UCC”). To the extent that any term, as used herein, to identify the Collateral is defined in Article 9 of the UCC and such Article 9 definition is hereafter revised, modified or amended, such term shall also have the additional meanings as so revised, modified or amended.

     3.     The Borrower shall at any time and from time to time, execute and file, or at the Secured Party’s request, deliver to the Secured Party, such financing statements and other documents as may be required by applicable law, and do such acts as the Secured Party may deem necessary, in order to establish and maintain valid, attached and perfected security interests in the Collateral in favor of the Secured Party, free and clear of all liens, claims and rights of third parties whatsoever, except for :

(a)	Senior Liens (as defined in the Indenture), as further set forth in the Lien Subordination Agreement (as hereinafter defined);

(b)	Liens existing on the date of this Agreement, as reflected on Exhibit attached hereto.

(c)	Liens securing debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring the fixed asset subject to the lien (including purchase money financing and capital leases);

(d)	Liens on fixed assets at the time of acquisition thereof;

(e)	Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and subject to appropriate reserves in conformity with GAAP;

(f)	Liens arising in the ordinary course of business (i) in favor of carriers, warehousemen, mechanics, materialmen, and landlords, and other similar liens imposed by law and (ii) in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations, for sums not overdue or being contested in good faith by appropriate proceedings and subject to appropriate reserves in conformity with GAAP;

(g)	Judgments and similar liens for sums not exceeding $ arising in connection with court proceedings; provided that execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and subject to appropriate reserves in conformity with GAAP;

(h)	Any interest of a lessor or sublessor under any lease entered into by the Borrower in the ordinary course of business and covering only the assets so leased; and

(i)	The replacement, extension or renewal of any lien permitted above arising out of the extension, renewal or replacement of the indebtedness secured thereby.

Notwithstanding anything to the contrary herein, the existence of the above liens (which hereinafter are referred to as “Permitted Liens”) shall not be considered a default under this Agreement.

The Borrower hereby irrevocably authorizes the Secured Party to file one or more financing statement(s) without the Borrower’s signature. The Borrower hereby irrevocably appoints any officer of the Secured Party (designated by the Secured Party for such purpose) its attorney-in-fact, in the Borrower’s name, place and stead, to execute such financing statements and other documents and to do such other acts as may be required by applicable law to perfect and preserve the Secured Party’s security interest in, and to enforce such interests in the Collateral, the Borrower hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

     4.     The Secured Party’s security interests in each of the foregoing Collateral shall be valid, complete and perfected whether or not the same shall be covered by a specific assignment. Until the occurrence of an Event of Default (as defined in the Indenture), the Borrower shall be entitled to possession of the Collateral enumerated in Section 2 above.

     5.     The Secured Party shall have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes, at the expense of the Borrower, such action for that purpose as the Borrower shall reasonably request in writing, provided that such request shall not be inconsistent with the Secured Party’s status as the secured party, but failure to comply with any such request shall not be deemed a failure to exercise reasonable care. The Borrower shall keep the Collateral in good order and repair, and shall have sole responsibility for taking such steps as may be necessary, from time to time, to preserve all rights of the Borrower and the Secured Party in the Collateral against third parties. Borrower shall have and maintain at all times with respect to the Collateral such insurance as is required by the Indenture, such insurance to be payable to the Secured Party for the benefit of the Secured Party and to Borrower as their interests may appear, subject to the Lien Subordination Agreement. The Borrower shall permit the Secured Party to examine and inspect the Collateral at all reasonable time or times upon not less than 24 hours prior written notice.

     6.     The Borrower covenants with and warrants to the Secured Party that: (a) the Borrower is the sole owner of the Collateral free from any lien, security interest or encumbrance of any kind other than the rights of the holders of the Senior Liens and other Permitted Liens; (b) the Borrower will not use or permit the Collateral to be used in violation of any law or ordinance; and (c) except for the filings referred to in Section 3 above, and as otherwise specified in the Indenture, no authorization, approval or other action by, and no notice of filing with, any governmental authority or regulatory body or other person that has not been received, taken or made is required: (i) for the grant by Borrower of the security interests granted hereby or for the execution, delivery or performance of this Agreement by Borrower; (ii) for the perfection and maintenance of the security interests hereunder; (iii) subject to the Lien Subordination Agreement, for the exercise by Secured Party of the rights or the remedies in respect of the Collateral pursuant to this Agreement.

     7.     (a) Upon the occurrence and during the continuance of an Event of Default (as defined herein), but subject to the Lien Subordination Agreement, the Secured Party may, but is not required to, take such action, from time to time, as it deems appropriate to maintain or protect the Collateral, and in particular may at any time:

(i)	transfer the whole or any part of the Collateral into the name of itself or its nominee;

(ii)	sue or make any compromise or settlement with respect to any of the Collateral; or

(iii)	make an election with respect to the Collateral under Section 1111 of the U.S. Bankruptcy Code, or take any action under Section 364 or any other section of the U.S. Bankruptcy Code, now existing or hereafter amended;

provided, however, that any such action taken by the Secured Party pursuant to this Section shall not in any manner whatsoever impair or affect any liability of the Borrower hereunder, nor prejudice or waive nor be construed to impair, affect, prejudice or waive the Secured Party’s rights and remedies at law, in equity or by statue, nor release or discharge, nor be construed to release or discharge, the Borrower or any guarantor or other person, firm or corporation liable to the Secured Party for the Obligations, whether now existing or hereafter created or arising, and howsoever evidenced.

     (b)  None of the following shall affect the Obligations of the Borrower to the Secured Party under this Agreement or the Secured Party’s rights with respect to the Collateral:

(i)	Acceptance or retention by the Secured Party of other property or any interest in property as security for the Obligations;

(ii)	Release of all or any part of the Collateral;

(iii)	Failure of the Secured Party to resort to other security or pursue the Borrower or any other obligor liable for any of the Obligations before resorting to the Collateral.

     8.     The term “Event of Default”, wherever used in this Agreement, shall mean the occurrence of any “Event of Default” as defined in the Indenture.

     9.     Upon the occurrence of an Event of Default which shall not be cured, but subject to the Lien Subordination Agreement: (a) all Obligations may, at the option of the Secured Party, and without demand, notice or legal process of any kind, be declared, and immediately shall become due and payable, subject, however, to the provisions of the Indenture, and the Secured Party may exercise, from time to time, any rights and remedies available to it under the UCC and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements with the Secured Party; (b) the Secured Party may take possession of any or all of the Collateral wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of the Borrower’s premises where any of the Collateral may be or be supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of; (c) at the Secured Party’s request, the Borrower will, at the Borrower’s expense, assemble the Collateral and make it available to the Secured Party at a place or places to be designated by the Secured Party which is reasonably convenient to the Secured Party and the Borrower; and (d) the Borrower agrees to pay all expenses of collection, and all reasonable legal expenses and attorneys’ fees of every kind, paid or incurred by the Secured Party in enforcing its rights and remedies hereunder, or under any other agreement with the Secured Party, or in connection with the Collateral, or in defending against any claim, cause of action, defense, counterclaim, setoff or crossclaim based on any act of commission or omission by the Secured Party with respect to the Obligations (as defined in the Indenture) or Collateral, or both, promptly on demand of the Secured Party. Any notification of intended disposition of all or any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by the Secured

Party of all or any of the Collateral may be applied by the Secured Party to the payment of expenses in connection with the Collateral, including reasonable attorneys’ fees and legal expenses as hereinafter in this Section provided, and any balance of such proceeds may be applied by the Secured Party toward the payment of such of the Obligations in such order of application as the Secured Party may, from time to time, elect.

     10.     Except as permitted by the Indenture, Borrower will not sell or offer to sell or otherwise transfer the Collateral or any interest therein. The Secured Party shall also release the lien created by this Agreement on some or all of the Collateral in accordance with Section 4.16 and Section 9.03 of the Indenture and the Lien Subordination Agreement.

     11.     THE SECURED PARTY AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT EITHER OR ANY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED OR EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT OR COURSE OF DEALING, IN WHICH THE SECURED PARTY AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

     12.     Except as otherwise provided for herein, the Borrower waives all notices and demands in connection with the enforcement of the Secured Party’s rights hereunder, and hereby consents to, and waives notice of the release, with or without consideration, of any of the Collateral. Any failure of the Secured Party to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

     13.     Borrower hereby acknowledges, consents and agrees this Agreement and the rights of all parties mentioned herein shall be governed by the laws (as opposed to the conflict of laws) of the State of New York. Notwithstanding the foregoing, the parties agree that:

(a)	The procedures governing the enforcement by the Secured Party of the provisional remedies against the Collateral or the Borrower, including by way of illustration but not limitation, actions for replevin or claim and delivery of the Collateral, for injunctive relief or for the appointment of a receiver, or for the enforcement of the power of sale, if any, with respect to the Collateral shall be governed by the laws of the state where the Collateral is located;

(b)	The Secured Party shall comply with applicable laws of the state where the Collateral is located to the extent required in connection with the foreclosure of the security interests and liens created thereby and the enforcement of any power of sale, as the case may be; provided, however, that this subparagraph shall in no event be construed to provide that the substantive laws of the state where the Collateral is located shall apply to this Agreement or any of the other Collateral Documents, all of which are and shall continue to be governed by the substantive law of the State of New York. The parties further agree that the Secured Party may enforce its rights under this Agreement and the other Collateral Documents, including but not limited to, its rights to sue Borrower to collect any outstanding Obligations or to obtain a judgment for any deficiency in accordance with New York law following foreclosure or enforcement of any of the liens and security interests against any of the Collateral and/or the enforcement of the power of sale, as the case may be.

     14.     All references herein to the Borrower shall be deemed to include any successor or successors, whether immediate or remote, to such corporation. In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof who shall be jointly and severally liable hereunder.

     15.     Any notice or other communication to be given hereunder shall be in writing and served in the manner and at the addresses provided for in the Indenture.

     16.     This Agreement: (a) is valid, binding and enforceable in accordance with its provisions and no conditions exist as to the legal effectiveness of this Agreement; (b) together with the Indenture and the other Collateral Documents contains the entire agreement between the Borrower and the Secured Party with respect to the subject matter hereof; (c) is the final expression of their intentions; and (d) together with the Indenture and the other Collateral Documents supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) to or contemporaneous with the execution hereof with respect to the subject matter hereof. Except as may be provided in the Indenture and the other Collateral Documents, no prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by the Secured Party or relied upon by the Borrower in connection with the execution hereof.

     17.     Neither this Agreement, nor any term hereof may be orally changed, discharged, terminated or waived, except only by an instrument in writing, signed by the party against which enforcement of the change, discharge, termination or waiver is sought.

     18.     The Borrower represents and warrants to the Secured Party that (i) the execution and delivery of this Agreement has been duly authorized by resolutions heretofore adopted by the Board of Directors of the Borrower in accordance with law, Borrower’s certificate of incorporation and bylaws, (ii) said resolutions have not been amended nor rescinded, are in full force and effect, (iii) the officers executing and delivering this Agreement for and on behalf of the Borrower, are duly authorized so to act, and (iv) the execution and delivery of this Agreement shall not violate any material agreement of Borrower. The Secured Party, in executing this Agreement, is expressly relying upon the aforesaid representations and warranties.

     19.     The Secured Party shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may Borrower hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, the Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof.

     20.     THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY: SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF; CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BEING BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER; AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     21.     The Borrower acknowledges and agrees that the relationship hereby created with the Secured Party is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that the Borrower has not relied and is not relying on any such fiduciary relationship in consummating this Agreement.

     22.     The Borrower agrees to pay all reasonable costs, legal expenses, attorneys’ fees and paralegals’ fees of every kind, paid or incurred by the Secured Party in enforcing its rights hereunder, including, but not limited to, litigation or proceedings initiated under the United States Bankruptcy Code, or in connection with the Collateral or in defending against any defense, cause of action, counterclaim, setoff or crossclaim based on any act of commission or omission by the Secured Party with respect to this Agreement or any other of the Obligations or Collateral, or both, promptly on demand of the Secured Party or other person paying or incurring the same.

     23.     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word “Borrower” shall be so construed.

     24.     The liens securing this instrument are subordinate in the manner and to the extent set forth in that certain Lien Subordination Agreement (the “Lien Subordination Agreement” dated as of                                 , 2003 among HSBC Bank USA, as trustee, Mortgage Trustee and Collateral Agent (“Trustee”), Wickes Inc. (the “Company”) and               (“Agent”), to the liens securing the indebtedness (including interest) owed by the Company pursuant to that certain Credit Agreement dated as of               , 200   among the Company, Agent and the lenders from time to time party thereto (the “Credit Agreement”), as such Credit Agreement has or may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under the Credit Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Lien Subordination Agreement and each agreement made therein by the Trustee on its behalf.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Borrower:

WICKES INC

By:

Its:

Secured Party:

HSBC BANK USA, as Trustee

By:

Its: